Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of the 4th day of April, 2007 by and between PEAK RESORTS, INC., a Missouri corporation (“Peak”), LBO HOLDING, INC., a Maine corporation (“LBO”, and together with Peak, collectively, “Borrower”) and EPT MOUNT ATTITASH, INC., a Delaware corporation (“Lender”).

RECITALS

A. LBO is the owner of a ski resort, commercial condominium unit of the Grand Summit Hotel (the “Hotel”), and golf course commonly referred to as Mount Attitash, located in Carroll County, New Hampshire, and legally described on Exhibit A attached hereto (the “Land”).

B. Borrower intends to undertake the construction of certain capital improvements on the Land, including without limitation, certain renovations and improvements to the Hotel and the Mount Attitash ski facility (the “Ski Facility”)(the Hotel and the Ski Facility, together with all other ancillary or related structures and improvements on the Land are collectively referred to herein as the “Project”). The improvements located within the Project (the “Improvements”), together with all fixtures, fittings, appliances, apparatus, machinery, furnishings, equipment, furniture or other personal property and any replacements thereof or substitutes there for now or at any time hereafter located on or used in any way in connection with the operation of the Land and/or Improvements (the “Personal Property”), and together with the Project are hereinafter collectively called the “Premises”.

C. Borrower desires to borrow from Lender an amount up to Fifteen Million Seven Hundred Thousand Dollars ($15,700,000.00) (the “Loan”) for the purpose of paying certain approved costs and expenses of acquiring the stock of LBO, purchasing certain equipment necessary for the operations of Mount Attitash, and constructing Improvements.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, conditions and agreements herein contained, the parties agree as follows:

ARTICLE I
BORROWER’S REPRESENTATIONS, COVENANTS,
WARRANTIES AND AGREEMENTS

As a material inducement to Lender’s entering into this Agreement, Borrower hereby represents, covenants and warrants to, and agrees with Lender as follows:

1.1. Truth of Recitals. Each of the foregoing Recitals is true and correct in all material respects.

1.2. Organization and Authority. Borrower is a corporation duly organized and validly existing under the laws of the State of Missouri, and Borrower agrees to maintain its existence as a corporation until the Loan is paid in full. Borrower has full right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the other Loan Documents (as hereinafter defined) and any other documents and instruments to be executed and delivered by Borrower pursuant to this Agreement.

1.3. Enforceability. This Agreement constitutes, and the Loan Documents and any other documents and instruments to be executed and delivered pursuant to or in connection with this Agreement, when executed and delivered pursuant hereto will constitute, the duly authorized, valid and legally binding obligations of the party or parties executing the same, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency or other similar laws affecting the rights of creditors generally, and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

1.4. Execution and Delivery. The execution and delivery of this Agreement, the Loan Documents and any other documents or instruments to be executed and delivered by Borrower pursuant hereto, the consummation of the transactions herein or therein and compliance with the terms and provisions hereof of, will not: (a) to the best of Borrower’s knowledge, violate any presently existing material provisions of law or any presently existing applicable material regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality or any applicable material statute, ordinance, code or law; or (b) conflict or be inconsistent with, in any material respect, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, instrument, document, agreement, or contract of any kind to which Borrower is a party or by which Borrower may be bound.

1.5. Pending Actions. To the best of Borrower’s knowledge, there are no petitions, actions, suits, or proceedings pending or threatened against or affecting Borrower or the Premises before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind (including, without limitation, any actions or petitions to alter or declare invalid any laws, ordinances, rules, regulations, permits, certificates, restrictions or agreements authorizing or relating to the Premises) (individually a “Legal Prohibition”) which might adversely affect the performance by Borrower of its obligations pursuant to, and as contemplated by the, terms and provisions of this Agreement, or Borrower’s intended construction, use or operation of the Premises. Borrower agrees that during the term of the Loan, Borrower shall promptly furnish to Lender a written notice of any litigation in which either Borrower or the Premises is named as defendant or which in any material respect affects or relates to the Premises or Borrower, and, upon written request from Lender, shall furnish to Lender copies of all pleadings or orders filed or entered therein or with respect thereto.

1.6. Financial Statements, Reporting. The financial statements and other financial information heretofore furnished, or caused to be furnished, to Lender relating to Borrower and the Project are true, accurate and complete in all material respects as of the date specified therein, were prepared in accordance with accepted accounting principles on a basis consistent with that of preceding years, and fully and accurately present in all material respects the financial condition of the Borrower as of the date specified. Since the date of such statements, there has been no material adverse change in the business or financial condition of the Borrower. For so long as the Loan remains unsatisfied, Borrower agrees to provide to Lender, or cause to be provided to Lender, such financial information reasonably required by Lender (in form and substance reasonably satisfactory to Lender), including, without limitation, (a) annual balance sheets and income statements of Borrower and LBO no later than ninety (90) days after the end of each fiscal year of Borrower; (b) copies of federal income tax returns of Borrower and LBO within thirty (30) days of the date the same are filed, (c) a Project Operating Statement on a quarterly basis showing all revenue and expense items on a quarterly and rolling twelve month basis; and (d) audited financial statements of Borrower and LBO or any tenant operating the Project. Borrower shall also promptly report to Lender any material adverse change in the net worth or financial status of Borrower or LBO.

1.7. No Violations. The Borrower has not received any notice of default under any contract, agreement or commitment to which it is a party or by which it is bound, the effect of which will adversely affect the performance by Borrower of its obligations under or pursuant to this Agreement. To the best of Borrower’s knowledge, neither the construction of the Project nor the use thereof as contemplated herein violates or will upon completion violate at any time in the future: (a) any material Development Requirements (hereinafter defined); (b) any material building or other permit or license issued with respect to the Project or any portion thereof; or (c) any material condition, easement, right-of-way, covenant or restriction affecting the Premises or any portion thereof. Borrower knows of no basis upon which such authorities may fail or refuse to issue occupancy permits with respect to the Improvements upon completion thereof.

1.8. Utilities; Permits. All utility services necessary and sufficient for the construction of the Project (and each portion thereof) and the occupation and use of the Improvements, including water, storm and sanitary sewer facilities, telephone and electric, are available at the boundaries of the Land or are to be brought to the boundaries of the Land in connection with the construction of the Project. On or before the time required by applicable authorities or as otherwise required to effectively construct and operate the Project (i) unconditional written permission will be obtained from the applicable utilities or municipalities, as the case may be, to tie the Project into each of such services, and (ii) all necessary and required licenses, permits and approvals will be obtained to permit the construction of the Project and the operation thereof as herein contemplated from all appropriate governmental authorities, including, but not limited to all sanitary, conservation and special benefit districts or agencies and all zoning boards and agencies having jurisdiction. Borrower will promptly furnish Lender with copies of all of such written permission, licenses, permits and approvals as and when issued and, in any event, prior to the disbursement of Loan proceeds to pay the cost thereof.

1.9. Title. LBO is the sole owner of the Land described on Exhibit A attached hereto, free and clear of all other liens, claims, rights and encumbrances, and subject only to the matters listed on Exhibit B attached hereto (the “Permitted Exceptions”). Without Lender’s prior written approval, Borrower shall not allow any of the following actions to be undertaken or completed with respect to all or any part of the Land: (a) the imposition of any restrictive covenants or encumbrances; (b) the execution or filing of any site plan, plat of dedication or plat of subdivision; (c) any conversion to a condominium or cooperative; or (d) any annexation to any city.

1.10. Zoning. The Land is duly and validly zoned, or Borrower has obtained a special use permit, so as to permit the development and use of the Land as contemplated herein. All such zoning is final and unconditional, in full force and effect and no attacks are pending or threatened with respect thereto. Neither the zoning nor any other right to use or operate the Project is in any way dependent upon any other real estate.

1.11. Complete Information. No representation or warranty of Borrower contained herein or in any of the Loan Documents, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to Lender by or on behalf of Borrower contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not materially misleading. To the best of Borrower’s knowledge, all information material to the transactions contemplated herein has been expressly disclosed in writing by Borrower to Lender.

1.12. Character of Loan; Usury. The proceeds of the Loan will be used solely for the purposes of (a) acquiring the stock of LBO; (b) funding the debt service reserve to Lender for the Note; and (c) payment of Construction Costs (hereinafter defined). The Loan is not being made for the purpose of purchasing or carrying margin stocks, and Borrower agrees to execute all instruments necessary to comply with all of the requirements of Regulation U of the Federal Reserve System. The Loan is an exempt transaction under the Truth-in-Lending Act. Neither the performance by Borrower of its obligations hereunder or under the Loan Documents or any other documents and instruments delivered pursuant hereto or in connection herewith nor the interest rate under the Note nor any other aspect of the transaction contemplated hereby shall cause the Loan to be usurious or illegal under applicable law.

1.13. Leases, Management Contracts. There are no contracts or agreements (either oral or written) affecting the Project in any material respect, including, without limitation, leases, tenancies or other contracts or agreements relating to the maintenance, development or management thereof, except for the Permitted Exceptions, or as otherwise specifically listed in Exhibit B hereto. Borrower has heretofore furnished Lender with true and complete copies of all of such contracts or agreements.

1.14. Brokerage. No brokerage fees or commissions are payable in connection with the Loan to be disbursed by Lender hereunder. Borrower shall protect, defend, indemnify and hold Lender harmless from and against all loss, reasonable cost, liability and reasonable expense, incurred by Lender as a result of any claim for a broker’s or finder’s fee by any person or entity in connection with the transaction herein contemplated.

1.15. Condemnation. The Borrower has not received any notice from any governmental or quasi-governmental body or agency or from any person or entity with respect to, or has any knowledge of any actual or threatened taking of, the Premises, or any material portion thereof, by the exercise of the right of condemnation or eminent domain (a “Condemnation”). Further, Borrower covenants that it will not enter into any agreement for any Condemnation with any person or entity authorized to acquire property in or by condemnation proceedings, or by the exercise of any power of eminent domain, unless and until Lender shall have consented thereto in writing.

1.16. Separate Tax Parcel. A tax division has been effected with respect to the Land so that each separately described tract of the same, as shown on Exhibit A, is taxed for ad valorem taxation without regard to any other property. A subdivision has been effected with respect to the Land (or is not required) so that for all purposes the Borrower’s interest in the Land may be mortgaged, conveyed and otherwise dealt with as a separate lots or parcels.

1.17. Personal Property. Except as otherwise specified herein, Borrower shall fully pay for all Personal Property, including, without limitation, all fixtures, fittings, appliances, apparatus, machinery, furnishings, equipment, furniture and other personal property located on the Premises and any replacements thereof or substitutions therefor, now or at any time hereafter located upon or used in any way in connection with the operation of the Premises. Except as otherwise specified herein, all of the Personal Property will be owned by Borrower in Borrower’s name. Notwithstanding anything to the contrary herein, Borrower may acquire fixtures, appliances, machinery, furnishings, equipment, furniture and other personal property relating to the Project under lease or lease/purchase arrangements so long as (i) the terms thereof are market rate arms-length transactions and (ii) the costs associated therewith are not included in the Construction Costs.

1.18. Budgets. The Borrower has previously provided a project budget (the “Project Budget”) to the Lender, a copy of which is attached hereto as Exhibit C. Prior to receiving any construction disbursements relating to the Project, the Lender shall have approved all aspects of the Project Budget, including (including contingency, reserve and retainage provisions satisfactory to Lender) all expenses and costs incurred or estimated to be incurred and reserves to be established and maintained in connection with the acquisition of the Land and the Personal Property, construction and completion of the Project, marketing and other soft costs, operating deficits and costs and expenses of the Loan (the “Total Costs”). The Project Budget shall further identify all costs of the Project which may be funded from the proceeds of the Loan, including without limitation, the costs of Borrower incurred in connection with acquiring the stock in LBO (the “Construction Costs”). To the best of Borrower’s knowledge, the Project Budget is accurate and complete. The Loan will be sufficient to finally and fully complete and pay for all of the Construction Costs.

1.19. Access, Parking. Access to the Project currently exists from a publicly dedicated street or streets which abut the Project. This access is adequate to serve the needs of the Project and permit its full utilization in the manner planned.

1.20. Compliance with Development Requirements. Borrower shall perform or cause to be performed all material obligations required to be satisfied by the owner or developer of the Premises under any and all contracts, agreements, statutes, ordinances, rules, resolutions and declarations, recorded or unrecorded, made with or promulgated by any governmental or administrative authority, agency or body, or any other entity, public or private, with respect to, on account of, arising out of, or otherwise affecting the development of the Premises (including, but not limited to, zoning, building and environmental protection laws, codes, ordinances, orders and regulations, and the Americans with Disabilities Act of 1990 and any amendments or modifications thereto) (collectively the “Development Requirements”). Borrower shall, after completion of the Project, obtain all certificates, statements or other documentation evidencing compliance with the Development Requirements reasonably requested by Lender.

1.21. Project Agreements. Borrower will hereafter furnish Lender with true and complete copies (including all amendments and modifications) of any and all Development

Requirements evidenced by documents, agreements and instruments specifically entered into by Borrower or LBO (all of the foregoing are sometimes collectively referred to herein as the “Project Agreements”). To the best of Borrower’s knowledge, each of the Project Agreements is in full force and effect, no material default has occurred under any of them and, to the best of Borrower’s knowledge, no event has occurred which with the giving of notice or passage of time, or both, could give rise to a material default under any of them. Borrower will perform all of its covenants, agreements and undertakings, and will satisfy all conditions precedent on the part of Borrower to be performed under the Project Agreements. Borrower will not materially modify or amend, and will not cancel or terminate, any of the Project Agreements without first obtaining Lender’s written consent thereto. Borrower shall, after completion of the Project obtain all certificates, statements or other documentation evidencing compliance with the Project Agreements reasonably requested by Lender.

1.22. ERISA. The Borrower is not a party to any plan defined and regulated under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended. Except as disclosed in Schedule 1.23 attached hereto, none of the assets of Borrower or any partner are “plan assets” as defined in 29 C.F.R. § 2509.75-2 or § 2510.3-101. In addition to any other transfer prohibitions set forth herein and in the Deed of Trust (hereinafter defined), and not in limitation thereof, Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement or in the Premises, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any shareholder of Borrower assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interest in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loan, or the exercise of any of Lender’s rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code or otherwise result in Lender being deemed in violation of any applicable provision of ERISA. Borrower agrees to indemnify and hold Lender free and harmless from and against all loss, costs (including attorneys’ fees and expenses), taxes, damages (including consequential damages), and expenses Lender may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in Lender’s sole judgment or by reason of a breach of the foregoing prohibitions. The foregoing indemnification shall survive repayment of the Note.

1.23. Liens and Encumbrances. Borrower has not made any contract or arrangement of any kind which has given rise to (or the performance of which by the other party thereto would give rise to) a lien or claim of lien on the Land or other collateral covered by the Loan Documents, except for its arrangements with the Construction Company (hereinafter defined) or subcontractors who have executed (or will execute upon completion of the work being performed by such contractors or subcontractors) lien waivers or subordinations satisfactory to the Title Company (hereinafter defined) and Lender, in the form furnished to and approved by Lender. Other than the Permitted Exceptions, Borrower agrees that the Premises shall be kept free and clear of all liens and encumbrances (unless the same are bonded over or insured over by the Title Company in a manner satisfactory to Lender) of every nature or description (whether for taxes or assessments, or charges for labor, materials, supplies or services or any other thing) (a “Lien”). Without limitation of the foregoing, Borrower will not permit any instrument or document affecting the Premises to be recorded without Lender’s prior written consent thereto.

1.24. Affirmation of Representation and Warranties. Borrower warrants and covenants that the representations and warranties set forth in this Agreement will be true in all material respects at the date of the Initial Disbursement. Borrower agrees that any Request for Advance made by Borrower hereunder shall constitute an affirmation by Borrower that, as of the date of such Request for Advance: (a) Borrower has performed, observed and complied in all material respects with its representations, warranties, covenants and agreements contained herein; and (b) all representations and warranties made by Borrower herein are true and correct in all material respects with the same force and effect as if made on such date. All warranties, representations, covenants and agreements made herein or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to or in connection with this Agreement shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf (and Borrower hereby acknowledges such reliance by Lender in making the Loan and all disbursements thereof). All such representations, warranties, covenants and agreements shall survive the making of any or all of the disbursements contemplated hereby and shall continue in full force and effect as long as there remains unperformed any obligation to Lender hereunder or under any of the Loan Documents.

ARTICLE II

GENERAL CONDITIONS OF LOAN

2.1. Required Documentation. On or prior to the Initial Disbursement hereunder, Borrower shall execute and deliver or cause to be duly executed and delivered to Lender the following documents, all of which shall be in form and substance satisfactory to Lender (such documents, together with this Agreement, those documents described in Section 2.2 hereof and all other documents and instruments given as security for the indebtedness evidenced by the Note are herein sometimes collectively called the “Loan Documents”):

(a) Note. Promissory Note (Mount Attitash Ski Resort) (the “Note”) of even date herewith in the amount of Fifteen Million Seven Hundred Thousand Dollars ($15,700,000.00), executed by Borrower and LBO and payable to the order of Lender as set forth therein, which Note has a maturity date as set forth therein (the “Maturity Date”).

(b) Mortgage. New Hampshire Mortgage, Assignment of Rents and Security Agreement (the “Mortgage”) encumbering the Project and LBO’s interest in and to the Land and any easements appurtenant thereto (the “Easements”), together with the other property described in the Mortgage (all collectively the “Mortgaged Property”) as security for the payment of the Note, duly executed by LBO, and evidencing a first lien on the Mortgaged Property, subject only to the Permitted Exceptions.

(c) Assignment of Rents. Assignment of Rents, Leases and Leasing Agreements from LBO to Lender assigning all rents, issues, profits, and leases now or hereafter entered into with respect to or relating to the Premises (the “Assignment of Rents”).

(d) Debt Service Reserve and Security Agreement. Debt Service Reserve and Security Agreement made by and between Borrower and Lender.

(e) Security Agreements. Such instruments and documents as may be necessary to create and perfect, in favor of both Lender and the trustee under the separate liens and security interests upon all Personal Property owned by Borrower and LBO and agreements collaterally assigned by Borrower and LBO, including, without limitation, uniform commercial code financing statements (“UCCs”).

(f) Assignment of Permits and Licenses. Assignment of Permits and Licenses from LBO to Lender assigning, to the extent assignable, all building permits for the Project, together with all other permits, authorizations, licenses, approvals, patents, tradenames or other rights as may be necessary to enable Lender to complete the Project.

(g) Environmental Indemnity Agreement. An Environmental Indemnity Agreement and such other documents or instruments as Lender may reasonably require.

(h) Agreement Concerning a Loan for a Holder of a Special Use Permit. Agreement Concerning a Loan for a Holder of a Special Use Permit by and between Lender, LBO, and the Forest Service.

2.2. Additional Requirements. In addition to the documents described in Section 2.1 above, prior to the Initial Disbursement hereunder (or at such later date as may be indicated with respect to a particular item), Borrower shall deliver or cause to be delivered to Lender each of the following, all of which shall be in form and substance satisfactory to Lender. The making of the Initial Disbursement by Lender without receipt of any of the following items shall not constitute a waiver by Lender of the right to receive such item:

(a) Title Insurance. Upon recording of the Mortgage, an ALTA Loan Policy issued by Ticor Title Insurance Company (the “Title Company”) in the aggregate face amount of $15,700,000.00 (the “Title Insurance Policy”), insuring that as of the date of the Initial Disbursement hereunder, the Mortgage creates in favor of Lender a valid and prior lien on the portion of the Mortgaged Property which constitutes an interest in real property, subject only to the Permitted Exceptions, without any exception for creditors rights or mechanic’s liens, and containing such endorsements as Lender may require, including, without limitation, construction loan progress endorsements, ALTA Form 9 (Restrictions, Easements and Minerals), Condominium (as to the Hotel), Subdivision, Tax Parcel, Access, Usury, and Future Advance).

(b) Assignment of Any Construction Contracts. In the event that Borrower or LBO enters into any construction contract for Improvements upon the Premises or in connection with the Project, Borrower shall provide Lender an Assignment of Construction Contract and Consent from Borrower to Lender, in form and content acceptable to Lender, assigning: (i) the construction contract (the “Construction Contract”) with Borrower’s construction company (the “Construction Company”); and (ii) the rights and interests, if any, of Borrower in or under any other contracts, prime contracts, subcontracts, sub-subcontracts or purchase orders applicable to the Project; together with the consent of the Construction Company.

(c) Architect’s Certificate. To the extent that Borrower engages any architect during the term of the Loan in connection with the construction of Improvements at the Project, Borrower shall provide to Lender a certificate from any such architect of Borrower (“Borrower’s Architect”) certifying to Lender that: (1) the Plans and Specifications to the Project comply, in all material respects, with all Development Requirements and Project Agreements; (2) if the Project is constructed in accordance with the Plans and Specifications, the Project will comply with all applicable Development Requirements and Project Agreements; (3) all permits, licenses and approvals necessary for construction and completion of the Project have been issued by all environmental protection and other governmental agencies as having jurisdiction over the Project or will be obtained by Borrower prior to the date Borrower takes any actions requiring the same to be obtained; and (4) adequate ingress and egress to the Premises is available over public streets, rights of way or perpetual easements.

(d) UCC Searches. Uniform Commercial Code searches made within a reasonable time period before closing in the Office of the Maine Secretary of State with respect to all names used by LBO. Such searches must show no filings relating to the Premises other than those made hereunder or no filings which are objectionable to Lender.

(e) Entity Documents. Such documents and instruments as Lender may reasonably require with respect to the valid existence and authorization of Borrower and LBO.

(f) Environmental Audit. Lender shall be furnished such evidence as it deems appropriate to establish that the Premises (including underlying groundwater and areas leased to tenants, if any), and the use and operation thereof, are currently in compliance with all applicable Environmental Laws (hereinafter defined), including, without limitation, a Phase I Environmental Site Assessment of the Project and surrounding property, conducted by an environmental auditor or engineer acceptable to Lender (the “Environmental Assessment”), certified to Lender, disclosing no matters unsatisfactory to Lender and including copies of such tests and reports as Lender may reasonably require (including soil boring tests and water samples).

(g) Construction and Architectural Agreements. Prior to any Lender’s advance for Construction Costs of the Project, to the extent that the Borrower or LBO has contracted for such services, Lender shall be provided certified copies of any such Construction Contract, and, if requested by Lender, all subcontracts in excess of $250,000.00, together with evidence satisfactory to Lender that the Construction Contract includes all work and materials necessary for completion of the Project.

(h) Plans and Specifications. Lender shall be provided copies of all of the plans and specifications for the Project showing the location thereof, including, without limitation, preliminary development plans and final construction plans, specifications and working drawings, with such changes thereto as Lender or its separate architect, if any (“Lender’s Architect”), may reasonably request (all of said plans and specifications, as approved by Lender being herein called the “Plans and Specifications”). Without limitation of the foregoing, Borrower will deliver to Lender evidence satisfactory to Lender that all governmental authorities, including, without limitation, development agencies and offices having jurisdiction over the Premises (and whose approval of the Project portion of the Plans and Specifications is required) have approved the Plans and Specifications and that the Project portion of the Plans and Specifications complies with the Project Agreements, if any.

(i) Project Budget. Prior to the first advance for Construction Costs of the Project, the Project Budget.

(j) Fees and Expenses. Borrower shall have paid the fees and expenses referenced in Section 3.8 below.

(k) Other Documents. Such other documents and instruments as Lender may reasonably require.

2.3. Request for Advances. In addition to each and every covenant, condition, agreement and requirement to be performed hereunder by Borrower, as a condition to Lender’s obligation to make any disbursements hereunder from time to time, Lender shall be furnished with the documents and instruments specified below (herein sometimes referred to collectively as a “Request for Advance”), each such document and instrument to contain such information and be in form and substance reasonably satisfactory to Lender as of the time submitted by Borrower. Each such document and instrument shall be duly completed, signed and sworn to by the party or parties required to execute same.

(a) Application For Advance. Lender’s standard form of “Application For Advance” certified by Borrower (if required by Lender, also certified by the general contractor for the Project) to Lender, specifying by name, address and amount all parties who have provided, or to whom Borrower is obligated for providing labor, materials or services for the construction of the Improvements, and all other expenses incident to the Loan, the Project or the construction of the Improvements, whether or not specified in the Project Budget, and requesting a disbursement of proceeds of the Loan for the payment of such items.

(b) Borrower’s Affidavit and Statement. A “Borrower’s Affidavit and Statement” from Borrower to Lender certifying that all statements, invoices, bills and other expenses incident to the construction of the Project incurred to the date of such certificate, whether or not specified in the Project Budget, have been paid in full, except for any retainages and items to be paid pursuant to the proposed Request for Advance.

(c) Waivers. Waivers and releases of lien on forms approved by Lender and the Title Company from the Construction Company, if applicable, and each materialman, contractor and subcontractor who has done work or furnished materials for construction of the Project as set forth in each Application For Advance (together with copies of invoices, vouchers and other supporting documentation relating to amounts for which payment is requested and which are not included in the Contractor’s draw request) and such sworn statements, affidavits, indemnities, bonds and other documents or instruments as may be required by Lender.

(d) Title Endorsements. Continuation and date-down endorsements to the Title Insurance Policy insuring the priority of the Mortgage for the full amount theretofore and then being advanced as a valid first lien on the Premises as of the date of, and including the amount covered by, each such endorsement.

(e) Architect’s Certificate. An Architect’s certificate executed by Borrower’s Architect, if applicable, certifying with respect to those matters deemed necessary by Lender regarding the items to be paid pursuant to the applicable Request for Advance, the current status of the construction of the Improvements, the current accuracy of the Project Budget and such other matters as Lender deems relevant to the proposed Request for Advance.

(f) Other Documents. Such other documents, instruments, certifications and information as may be reasonably required by Lender.

2.4. Completion Documents. In addition to each and every other condition hereof, upon completion of the construction of the Project, Lender will be furnished with the following documents:

(a) Final Waivers. Upon completion of the Project, if requested by Lender, final waivers and releases of lien on forms specified by the Title Company and approved by Lender from the Construction Company and each materialman and contractor who has done work, performed services or furnished materials for construction of the Improvements or the Project.

(b) Final Occupancy. If applicable, final certificate(s) of occupancy covering the completed Project, or other written evidence that the applicable authorities of the City have approved the occupancy of the related Improvements.

(c) Construction. Such certificates or other evidence as may be required by Lender evidencing that the Project has been completed in a good and workmanlike manner in accordance with the requirements of this Agreement, the Development Requirements and the Project Agreements.

ARTICLE III
FURTHER COVENANTS, CONDITIONS AND AGREEMENTS

Borrower hereby further covenants, warrants and agrees with Lender as follows:

3.1. Construction of the Improvements. Borrower shall cause construction of the Project to be prosecuted with diligence in a good and workmanlike manner, substantially in accordance with the Plans and Specifications and all building, zoning and other applicable governmental laws, statutes, ordinances, regulations, rules, permits and requirements affecting the Premises.

3.2. Correction of Construction Defects. Borrower will, at its own expense, remedy in a manner satisfactory to Lender such portions or aspects of the construction of the Premises as Lender may reasonably determine are not in compliance (in all material respects) with the Plans and Specifications, or any applicable governmental laws, ordinances, statutes, rules and regulations. Any disputes as to compliance will be initially submitted for resolution to Borrower’s Architect and Lender’s Architect.

3.3. Inspections. Borrower will permit, and will cooperate with Lender in arranging for, inspections from time to time of the Premises during normal business hours by Lender’s Architect or by any other representatives of Lender. In the event that Lender’s Architect or other representatives furnish Lender with reports covering such inspections Lender may, but is not under any obligation whatsoever to, furnish Borrower with copies of any of said reports. Borrower further acknowledges and agrees that neither Lender nor Lender’s Architect, representatives, agents or contractors shall be deemed to be in any way responsible for any matters related to design or construction of the Improvements.

3.4. Maintenance. Borrower shall keep and maintain the Premises in good order, condition and repair in all material respects and will make, as and when the same shall become necessary, all structural and non-structural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen, repairs and maintenance as necessary or appropriate. Borrower will suffer or commit no waste to the Premises or any portion thereof. Borrower will, at its expense, promptly repair, restore, replace or rebuild any part of the Premises which may be damaged or destroyed by any casualty or as the result of any taking under the power of eminent domain. Borrower shall cause all repairs, maintenance, rebuilding, replacement and/or restoration to be (in the opinion of Lender) of equivalent quality. Except as provided in this Agreement, Borrower will not cause, suffer or permit the construction of any buildings, structures, or improvements on the Premises without the prior written consent of Lender to the proposed construction as well as to the plans and specifications relating thereto. After completion, none of the buildings, structures, or improvements erected or located on the Premises shall be removed, demolished or substantially or structurally altered in any material respect without the prior written consent of Lender, except for replacement of worn out or obsolete improvements.

3.5. Compliance with Laws. Borrower will comply in all material respects with all: (a) building, zoning, fire, health, environmental and use laws, codes, ordinances, rules, and regulations; (b) covenants and restrictions of record; (c) easements which are in any way applicable to the Premises or any part thereof or to the construction of any improvements thereon and the use or enjoyment thereof; and (d) the Project Agreements.

3.6. Performance of Agreements. Borrower will duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with hereunder and under the: (a) Loan Documents; (b) the Project Agreements; and (c) any other documents, instruments and agreements delivered by Borrower in connection herewith or pursuant hereto; and will not suffer or permit any default or Event of Default to exist under any of the foregoing. Borrower will not materially modify, materially amend, terminate or waive any material provisions or conditions of any of the Project Agreements or any other documents, instruments and agreements delivered by Borrower in connection herewith or pursuant hereto without Lender’s prior written consent.

3.7. Inspection of Records. Borrower will allow Lender, its representatives or agents, at any time during normal business hours, access to the records and books of account, including any supporting or related vouchers or papers, kept by or on behalf of Borrower, its representatives or agents, in connection with the Premises, such access to include the right to make extracts or copies thereof.

3.8. Fees and Expenses. Borrower shall pay all registration and recording fees, title insurance fees, escrow fees and costs of surveys. Borrower shall also pay, on demand by Lender, all reasonable costs and expenses associated with underwriting, closing, monitoring the building construction or funding the proceeds of the Loan (but specifically excluding Lender’s attorneys’ fees), together with any and all other out-of-pocket costs, expenses and fees (including, without limitation, appraisal costs and fees, Lender’s independent consulting engineer’s/architect’s costs, expenses and fees throughout the term of the Loan, other construction and environmental consultant’s costs and fees, and closing work, and any other costs, expenses and fees in connection with this transaction) incurred by Lender in connection with the Loan (whether or not the same closes or is ever disbursed).

3.9. Change Orders. Borrower will not cause or allow any deviations from the approved Plans and Specifications without the prior written consent of Lender, except in connection with Change Orders (hereinafter defined) not requiring Lender’s approval as provided below. No extra work or materials shall be ordered or allowed and no change shall be made in the Construction Contract (all such extra work or materials and changes in the foregoing types of contracts being herein called “Change Orders”) without the prior written consent of Lender, except that such written consent shall not be required with respect to individual Change Orders entered into prior to the date hereof, or involving a cost of less than $100,000.00 until the aggregate costs reflected by all Change Orders theretofore issued and not consented to by Lender exceed $100,000.00 at any time. Lender shall be furnished with copies of all Change Orders and pending Change Orders issued whether or not Lender’s prior written consent with respect thereto has been required hereunder or obtained pursuant hereto. Without limitation of the foregoing, in the event any such Change Orders shall be made, extra work or materials shall be ordered or allowed or any change to the Plans and Specifications is made, to the extent the portion of the Loan budgeted for such work in the Project Budget is, in Lender’s reasonable judgment, insufficient to cover the same, Borrower shall advance funds sufficient (in Lender’s reasonable judgment) to cover any excess costs resulting from such Change Orders, extras or changes.

3.10. Use. Borrower will not make, suffer, or permit, without the prior written consent of Lender, any use of the Premises for any purpose other than that specified herein.

3.11. Transfer Restrictions. Borrower, without the prior written consent of Lender (which consent may be withheld in Lender’s sole discretion), shall not mortgage, lease, grant a security interest in, assign, sublease, sell, transfer, pledge or otherwise dispose of or further encumber, whether by operation of law or otherwise, any legal or equitable interest in any or all of the Premises, the rents, issues or profits therefrom, or the contracts, agreements, permits, licenses or other documents, rights or interests pledged or assigned to Lender in connection with the transactions contemplated herein. Without the prior written consent of the Lender (which consent may be withheld in Lender’s sole discretion), the Borrower shall not incur a change in its ownership. The foregoing prohibitions in this Section are hereinafter referred to as a “Prohibited Transfer”.

3.12. Borrower’s Deposit. If Lender’s Architect or Lender (based upon information provided by Lender’s Architect) at any time determines that for any reason the undisbursed proceeds of the Loan shall be less than the amount necessary, in Lender’s reasonable judgment, to pay for all work done and to be done and all other costs and expenses for completion of construction of the Project as shown by the then current Project Budget, and Borrower’s undertakings hereunder, including, without limitation, interest on the Note; as a condition precedent to Lender’s obligation to disburse any further proceeds of the Loan, Borrower will, within ten (10) days after written request by Lender, deposit any such deficiency in cash (or other security satisfactory to Lender) with Lender, which deposit shall first be exhausted before any further disbursement of the Loan shall be made. Any amounts deposited by Borrower hereunder to pay any such deficiency shall be deposited in a cash collateral account with Lender, subject to a security interest in favor of Lender, shall not bear interest and shall be applied by Lender as Lender shall direct to pay costs and expenses in connection with the Project. If an Event of Default shall occur and be continuing, Lender, in addition to all other rights which it may have, shall have the unconditional right, at its option, to apply, in whole or in part, any amounts deposited by Borrower with Lender with respect to such deficiency, to the payment of the Loan in such order and priority as Lender shall deem appropriate.

3.13. Management. Borrower will not change its management arrangement with respect to the Premises without Lender’s prior written consent.

3.14. Nature of Business. Borrower covenants and agrees that it shall not: (a) fundamentally change the general character or nature of its business as conducted at the time of this Agreement; (b) engage in any type of business not reasonably related to its business as presently conducted; (c) merge or consolidate into or with, or convey or sell all or substantially all of its assets to, any other person or entity, without the prior written consent of Lender; or (d) change its form or state of incorporation without giving at least thirty (30) days’ prior written notice to Lender of such change.

3.15. Maintenance of Existence; Fundamental Changes. Borrower covenants and agrees that it shall preserve and maintain its corporate existence, franchises and privileges in its jurisdiction of incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary and the failure to be so qualified would materially adversely affect the business of Borrower.

3.16. Borrowings and Lease Expenditures. Borrower covenants and agrees that it shall not create, incur, assume, or suffer to exist any liability for borrowed money or under capital leases, except (i) liability for borrowed money owed to Lender, (ii) purchase money obligations outstanding on the Closing Date and reflected on Borrower’s most recent financial statements that are secured by purchase money collateral only, and (iii) obligations under capital leases outstanding on the Closing Date and reflected on Borrower’s most recent financial statements.

ARTICLE IV
AGREEMENT TO LEND

4.1. Commitment of Lender. On the basis of the covenants, agreements, warranties and representations of Borrower contained in this Agreement and subject to the terms and conditions herein set forth herein, Lender agrees to lend to Borrower a sum not to exceed $15,700,000.00. The proceeds of the Loan shall be disbursed by Lender as herein provided for the payment of the Construction Costs and costs incurred by Borrower in acquiring the stock of LBO, all as set forth in the then approved Project Budget and the performance of Borrower’s obligations under this Agreement.

4.2. Conditions Precedent to Initial Disbursement. Lender shall have no obligation to make the first disbursement (the “Initial Disbursement”) of the proceeds of the Loan until Borrower has satisfied all other requirements and conditions precedent contained herein for any disbursement of any proceeds of the Loan.

4.3. Additional Conditions Precedent to Subsequent Advances. The following are additional conditions precedent to any obligation of Lender to make any disbursement of the proceeds of the Loan:

(a) Performance. The continued performance, observance and compliance in all material respects by Borrower of and with all of the warranties, covenants and agreements of Borrower contained herein (whether or not non-performance constitutes an Event of Default).

(b) Contractor. Lender shall maintain the following approval rights with respect to any contractor that provides work in connection with the Project: (i) the right to approve identity of any general contractor in charge of constructing the Improvements; (ii) such general contractor’s completion, performance and payment bonds and contractor’s insurance; and (iii) the terms and conditions of the construction contract between Borrower and such general contractor, and the form of assignment (with consent) of such construction contract.

(c) Architect. If Borrower desires to use an architect in connection with the Project, Borrower must obtain Lender’s prior approval of the identity of the architect for the Project (and such architect’s professional liability insurance coverage) and the terms and conditions of the contract between Borrower and such architect, and the form of assignment (with consent) of such contract.

(d) Defaults, Condemnations, Actions, Forfeitures, Bankruptcy, Adverse Change or Casualty. Lender shall not be obligated to make further disbursements of Loan proceeds if: (i) an Event of Default shall have occurred and be continuing under the Loan Documents; (ii) any Condemnation has been commenced or threatened with respect to the Premises, the Easements, or any interest therein or any part thereof which, if prosecuted to completion, would have a material adverse effect on the ability to construct or operate the Project; (iii) any Legal Prohibition exists the effect of which is to prohibit, enjoin (or to declare, unlawful or improper) or otherwise materially adversely affect, in

Lender’s judgment, the performance by any party of its obligations hereunder or as contemplated hereby; (iv) Lender has reasonable cause to believe that the Project might be subject to forfeiture under any federal or state law, including without limitation, the Racketeer Influenced and Corrupt Organizations Act of 1970, for which forfeiture of assets is a potential penalty (a “Forfeiture Law”); or (v) any Bankruptcy (hereinafter defined) shall occur.

4.4. Use of Advances. In addition to, and without limitation of any other term and provision hereof relating to disbursements by Lender for any category contained in the Project Budget, it is expressly understood and agreed that the Project Budget reflects by category the purposes for which funds advanced hereunder are to be used, and Lender shall not be required to disburse for any category or purpose more than the amount specified therefor in the Project Budget. Borrower warrants and agrees that the proceeds of the Loan will be used only to the extent necessary for the payment of items referenced in the Project Budget in accordance with the applicable Request for Advance and for no other purpose. Except to the extent permitted under Section 4.9 below, Borrower may not reallocate amounts shown in the Project Budget to different categories thereon without Lender’s prior written consent.

4.5. Construction Advances. Subject to the satisfaction of the terms and conditions herein contained, subsequent disbursements of the Loan will be made monthly by Lender to Borrower, it being understood that in no event shall Lender be required to make more than one (1) disbursement in a calendar month. As a condition to making each advance hereunder, Lender shall be given a Request for Advance satisfying the requirements set forth in Section 2.3 hereof at least ten (10) banking business days prior to the anticipated date of the disbursement of funds. With respect to the final advance for the Project, such Request for Advance shall also be accompanied by the documents called for in Section 2.4 hereof. Each advance hereunder shall be made at the office of Lender at its address specified in Section 8.7. Lender, at its option, may (i) disburse funds directly to Borrower or directly to the Construction Contractor or any subcontractor, supplier, laborer or materialman or (ii) make disbursements through an escrow established by Borrower and Lender for such purpose with the Title Company.

4.6. Retainage. Unless waived or otherwise agreed in writing by Lender for any particular contract or subcontract, the Construction Contract shall require a retainage (a percentage of the Contract Price) reasonably acceptable to Lender, which retainage shall not be required to be paid until at least thirty (30) days after the Project is completed. Lender shall retain a portion of each disbursement of the Loan proceeds equal to the retention percentage and Lender, at Lender’s option, may release some or all of such retainage earlier than final completion of the Project. In no event shall Lender be required to advance any funds with respect to the retainage provided for in the Construction Contract or any subcontract until such time as Borrower has actually paid or is required to pay the amount of such retainage pursuant to the terms of the applicable contract or subcontract.

4.7. Interest on the Note. Borrower hereby irrevocably authorizes and directs Lender to disburse Loan funds for payment of interest under the Note, if not paid by Borrower when due, directly to itself by journal entry without further authorization by Borrower. All such amounts shall be evidenced by the Note and secured by the Deed of Trust and all of the other Loan Documents.

4.8. Payment of Note. Upon the payment of the Note and the release of the Mortgage, Lender shall have no further obligation to disburse any Loan proceeds hereunder.

4.9. Budget Reallocations. The Project Budget shall not be revised, supplemented or amended without Lender’s prior written consent; provided, however, that if the proposed revisions, supplements or amendments do not affect the aggregate figures set forth in the Project Budget, Borrower may, without Lender’s prior written consent, (i) reallocate the amounts of specific cost categories in either such budget to other cost categories in such budget if the reallocation does not amount to a ten percent (10%) or greater change in the original amount of the reallocated cost category, (ii) reallocate cost savings under one cost category to any other cost category and (iii) use funds from the contingency reserve to cover overages under any cost category. Upon the occurrence of an Event of Default, Lender may allocate any cost category on the Project Budget for any other cost category.

4.10. Storage of Materials. Subject to the Project Budget, Lender shall make disbursements of the Loan to pay for Construction Costs actually incurred by Borrower for stored materials required in connection with the construction of the Project, provided that: (a) such materials are in accordance with the Plans and Specifications approved by Lender; (b) such materials are securely stored, properly inventoried, and clearly stenciled or otherwise marked to indicate that they are the property of Borrower; (c) such materials, if stored off-site, are stored in a bonded warehouse or with a contractor, materialman or fabricator who bears the risk of loss until delivery and installation of such materials in the Project as part of the work in place, and who has, if requested by Lender, supplied a bond securing such contractor’s, materialman’s or fabricator’s obligation to so deliver and install, such bond shall be issued by a company, in an amount and in form and substance satisfactory to Lender and shall name Lender as a dual obligee; (d) the bills of sale and contracts under which such materials are being provided shall be, if requested by Lender, in form and substance satisfactory to Lender; (e) such materials are insured against casualty, loss and theft in a manner satisfactory to Lender; (f) Borrower owns such materials free and clear of all liens and encumbrances of any nature whatsoever and establishes such ownership by evidence satisfactory to Lender; and (g) Borrower executes and delivers to Lender such additional security documents as Lender shall reasonably deem necessary to create and perfect a first lien in such materials as additional security for the Note.

4.11. No Waiver, Borrower’s Continuing Obligations. No advance or disbursement hereunder shall constitute a waiver of any condition precedent to the obligation of Lender to make any further advance or disbursement hereunder or preclude Lender from thereafter declaring the failure of the Borrower to satisfy such condition precedent to be an Event of Default. The making of an advance or disbursement hereunder shall not be deemed an approval or acceptance by Lender of any work or material theretofore completed, installed or delivered. Borrower agrees that Lender’s refusal to advance funds under the provisions of this Agreement shall not alter or diminish any of Borrower’s other obligations hereunder or prevent any failure of Borrower to perform any of its obligations from becoming an Event of Default.

ARTICLE V

INTENTIONALLY DELETED

ARTICLE VI

EVENTS OF DEFAULT; REMEDIES

6.1. Each of the following shall constitute an “Event of Default” under this Agreement:

(a) Failure to Pay. Borrower shall fail to pay, within three days of when due following receipt of written notice from Lender (whether at maturity or by acceleration or as part of any prepayment or otherwise), any installment of principal or interest on the Note or any other payment required under any Loan Document; or

(b) Failure to Perform. Borrower fails to comply with, keep or perform any of its undertakings, covenants, its other obligations, agreements, conditions or warranties under any of the Loan Documents (other than a failure described in Section 6.1(a)), and such failure continues for a period of thirty (30) days after notice thereof to Borrower; or

(c) Incorrect Representation. Any representation, warranty, covenant or certification made in or pursuant to this Agreement by Borrower, or otherwise made in writing in connection with or as contemplated by this Agreement by Borrower, including, without limitation, as to Borrower’s financial condition or credit, shall be misleading, incorrect or false in any material respect as of the time made or furnished and Lender shall have provided five (5) days prior written notice to Borrower of the existence of a misleading, incorrect or false representation; or

(d) Prohibited Transfers. The occurrence of any Prohibited Transfer; or

(e) Liens. Any Lien or notice of a Lien is filed or served against Borrower or the Premises and remains unsatisfied for a period of ten (10) days after the date of filing thereof, unless bonded in a manner satisfactory to Lender and Title Company; or

(f) Junior Financing. Borrower enters into any secondary or additional financing agreements or arrangements of any kind whatsoever with respect to the Premises (including, without limitation, any financing secured, in whole or in part, by all or any part of or interest in the Premises) without the prior written consent of Lender; or

(g) Adverse Rezoning. The Premises (or any portion thereof) is rezoned (except for such rezoning as does not adversely affect the use of the Premises), either voluntarily or involuntarily, or any agreement for any of the foregoing is entered into, without the prior written consent of Lender; or

(h) Injunctions. Any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Lender, Borrower or the Construction Company, or any of them, from performing any of their obligations under this Agreement, and such order or decree is not vacated, and the proceedings out of which such order or decree arose are not dismissed, within sixty (60) days after the granting of such decree or order; or

(i) Bankruptcy. Borrower: (i) makes an assignment for the benefit of creditors; (ii) petitions or applies to any court for the appointment of a trustee or receiver for itself or for any substantial part of its assets or for the Premises or any portion thereof, or commences any proceedings under any bankruptcy, arrangement, insolvency, readjustment of debt or reorganization statute or law of any jurisdiction, whether now or hereafter in effect; (iii) if any such petition or application is filed or any such proceedings are commenced, and Borrower, by any act indicates any approval thereof, consent thereto, or acquiescence therein; (iv) an order is entered appointing any such trustee or receiver, or adjudicating Borrower, bankrupt or insolvent, or approving the petition in any such proceeding; or (v) if any petition or application for any such proceeding or for the appointment of a trustee or receiver is filed by any third party against Borrower, or its assets or the Premises, or any portion thereof, and any of the aforesaid proceedings is not dismissed within sixty (60) days of its filing; (all of the forgoing are herein collectively referred to as a “Bankruptcy”); or

(j) Compliance with Laws. Borrower fails to comply with (or to bond or indemnify Lender to its satisfaction with regard to) any material requirement (including, without limitation, compliance with all applicable zoning, building, health, fire and environmental laws, rules, regulations and ordinances) of any governmental authority having jurisdiction within thirty (30) days after such Borrower has a notice of such requirement; or

(k) Project Agreements. (i) Borrower fails in any material respect to comply with, keep or perform any of its obligations, covenants, warranties, agreements or undertakings under any of the Project Agreements, or any Tenant Lease; (ii) Borrower suffers any condition to exist which would provide a basis for any other party to any of the foregoing to terminate its obligations thereunder or to declare a default thereunder, and such failure or the existence of such condition continues beyond any applicable grace or cure period; or (iii) any of the material Project Agreements is terminated for any reason without the prior written consent of Lender; or

(l) New Taxes. The imposition of a tax (other than a state or federal income tax) upon or payable by Lender by reason of its ownership of any of the Loan Documents, if: (i) Borrower has not paid said tax within thirty (30) days after delivery of a tax bill therefor and demand by Lender; (ii) it would be illegal for Borrower to pay said tax; or (iii) the payment of said tax by Borrower would result in violation of the usury laws of any state which are applicable hereto; or

(m) Forfeitures. The filing of formal charges, by any governmental or quasi-governmental entity, including without limitation, the issuance of an indictment, under a Forfeiture Law against Borrower; or

(n) Deviation from Plans and Specifications. The occurrence, without Lender’s prior written consent thereto, of any material deviation in the construction of the Project from the Plans and Specifications approved by Lender (as modified by allowed change orders); or

6.2. Remedies. Upon the happening of any Event of Default, Lender shall have the right, in addition to all the remedies conferred upon Lender by law or equity or the terms of any Loan Document, to do any or all of the following, concurrently or successively, without notice to Borrower:

(a) Acceleration. Declare to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; or

(b) Cessation of Advances. Immediately terminate Lender’s obligations under this Agreement to extend credit of any kind or to make any disbursement, whereupon the commitment and obligation of Lender to extend credit or to make disbursements hereunder shall terminate; or

(c) Completion of Project. Enter upon and take possession of the Premises and all material, equipment and supplies thereon and do anything necessary or desirable to complete the construction of the Improvements and to fulfill the obligations of Borrower hereunder and to sell, manage, maintain, repair and protect the Project. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution: (i) to pay, settle or compromise all existing bills and claims which may be liens or security interests against the Premises or any fixtures or equipment thereon, or as may be necessary or desirable for the clearance of title or otherwise; (ii) to use any funds of Borrower, including any Loan balance which might not have been disbursed for the purpose of completing construction of the Improvements; (iii) to execute all applications and certificates in the name of Borrower which may be required to carry out the intent and purpose hereof; (iv) to employ such contractors, subcontractors, architects and others as Lender may deem appropriate; (v) to do any and every act which Borrower might do on its own behalf, including, without limitation, to enter into leases of any portion of the Premises; and (vi) to prosecute or defend any and all actions or proceedings involving the Premises or any fixtures, equipment or other installations thereon; it being understood and agreed that this power of attorney is coupled with an interest and cannot be revoked. Lender and its designees, representatives, agents, licensees and contractors shall be entitled to the entry, possession and use contemplated herein without the consent of any party and without any legal process or other condition precedent whatsoever. Borrower acknowledges that any denial of such entry, possession and use by Lender will cause irreparable injury and damage to Lender and agrees that Lender may forthwith sue for any remedy to enforce the immediate enjoyment of such right. Borrower hereby waives the posting of any bond as a condition for granting such remedy.

(d) Fees and Expenses. In the event of the occurrence of any Event of Default hereunder, to the extent permitted by law, Borrower will pay Lender’s reasonable attorneys fees and disbursements and court costs (including those relating to appeals) and all related expenses in connection with the enforcement of this Agreement or any of the Loan Documents.

ARTICLE VII

ADDITIONAL PAYMENTS; ADDITIONAL TERMS OF THE LOAN

7.1. Additional Payments. In addition to the payments of principal and interest to be made pursuant to the Note, Borrower shall pay an additional amount to Lender as an additional payment (the “Annual Additional Payment”) for each Loan Year equal to the 12% (the “Percentage Rate”) of the Gross Receipts for such Loan Year in excess of an amount equal to the quotient obtained by dividing the annual interest payments payable under the Note for the immediately preceding Loan Year by the Percentage Rate. Within 60 days following the end of each Loan Year, Borrower shall furnish Lender with a statement, verified by a corporate officer of Borrower, showing the amount of Gross Receipts for the preceding Loan Year, which statement shall be accompanied by Borrower’s payment of the Additional Payment, if any, is due. The term “Loan Year” as used in this Agreement shall mean a period of 12 full calendar months. The first Loan Year shall begin on the first day of the calendar month following the Initial Disbursement. Each succeeding Loan Year shall commence on the anniversary of the first Loan Year. Notwithstanding the foregoing, in the event a Trigger Event has occurred (as defined in the Note), then, so long as the Trigger Event is still occurring at end of each Loan Year the interest rate for the purposes of calculating the Annual Additional Payment shall be reduced by 100 basis points.

7.2. Audit Rights. Lender shall have the right, not more often than once each year, to audit Borrower’s records of Gross Receipts, but only for the purpose of ascertaining the amount of the Gross Receipts during the preceding Loan Year. Such audit shall be made on behalf of Lender by a certified public accountant to be selected by Lender. If Lender wishes to audit Borrower’s records for any Loan Year, Lender shall notify Borrower and proceed with such audit within 12 months after the end of the Loan Year in question. Should Lender fail to exercise the right to audit the records of Borrower within 12 months after the end of any Loan Year, then Lender shall have no further right to audit the records of Borrower for such Loan Year, and Borrower’s statement of Gross Receipts for such Loan Year shall conclusively be deemed to be correct. Any such audit by Lender shall be at Lender’s own expense, except as hereinafter provided. If any such audit discloses that Borrower has understated the Gross Receipts for such Loan Year by more than 3% and Lender is entitled to any additional Annual Additional Payment as a result of such understatement, then Borrower shall promptly pay to Lender the cost of such audit. Borrower shall, in any event, pay Lender the amount of any deficiency in Annual Additional Payment.

7.3. Gross Receipts. The term “Gross Receipts” shall mean: (i) the entire amount of the price charged, whether wholly or partially in cash or on credit, or otherwise, for all goods, wares, merchandise and chattels of any kind sold, leased, licensed or delivered (specifically including without limitation ski lift tickets, golf course green fees, hotel charges), and all charges for services sold or performed in, at, upon or from any part of or through the use of the Project or any part thereof by Borrower or any other party, or by means of any mechanical or other vending device; and (ii) all gross income of Borrower, LBO, and any other party from any operations in, at, upon or from the Project which are neither included in nor excluded from Gross Receipts by other provisions of this Agreement, but without duplication. Gross Receipts shall not include, or if included, there shall be deducted (but only to the extent they have been included), as the case may be, (i) the net amount of cash or credit refunds upon Gross Receipts, where the merchandise sold or some part of it is returned by the purchaser to and accepted by Borrower (but not exceeding in any instance the selling price of the item in question); (ii) the amount of any sales tax, use tax or retail excise tax which is imposed by any duly constituted governmental authority directly on sales and which is added to the selling price (or absorbed therein) and is paid to the taxing authority by Borrower (but not any vendor of Borrower); (iii) exchanges of merchandise between the Project and other ski resorts of Borrower or its Affiliates to the extent the same are made solely for the convenient operation of Borrower’s business and not for the purpose of depriving Lender of the benefit of Gross Receipts; (iv) returns of merchandise to shippers, suppliers or manufacturers; (v) discount sales to employees and agents of Borrower of merchandise not intended for resale; (vi) all receipts or proceeds from borrowings; (vii) gift certificates or like vouchers, if not issued for value, until the time they have been converted into a sale or redemption; (viii) income, revenues, receipts or proceeds from Borrower’s investment of any funds in a deposit institution; and (ix) separately stated interest and service charges. In addition to the foregoing, the following shall be deducted form Gross Receipts to the extent otherwise included the calculation thereof: (a) credits or refunds made to customer; (b) all federal, state, county and city sales taxes or other similar taxes, (c) all occupational taxes, use taxes and other taxes which must be paid by Borrower or collected by Borrower, by whatever name they are known or assessed, and regardless of whether or not they are imposed under any existing or future orders, regulations, laws or ordinances; and (d) agency commissions paid to independent third parties for selling tickets and surcharges in excess of the standard ticket price for tickets purchased by use of credit cards, but only to the extent such commissions or surcharges are actually remitted to independent third parties.

7.4. No Further Disbursements. Lender has no obligation to disburse Loan proceeds after the Maturity Date, even if the Improvements have not been completed. In the event the Improvements have not been completed, Borrower agrees to complete the Improvements diligently using Borrower’s own funds. In its sole discretion, Lender may (but is not obligated to) make further disbursements after the Maturity Date (for example, to pay mechanics’ liens, respond to stop notices or otherwise preserve its collateral), and all such disbursements will be deemed advances under the Note secured by the Mortgage.

ARTICLE VIII

MISCELLANEOUS

8.1. Indemnity. Except to the extent resulting solely from Lender’s gross negligence or intentional misconduct, Borrower agrees to protect, defend, indemnify and hold Lender harmless from and against any and all loss, liability, damage, suit, claim, expense, fees and costs (including, without limitation, any injury or damage to person and/or property occurring on or about the Premises, any court costs and attorneys’ fees) arising out of or relating to: (a) Lender’s entering into and/or carrying out the terms of this Agreement; (b) Lender’s being the holder of the Note or the Deed of Trust after Borrower’s default hereunder; (c) the operation or completion of construction of the Improvements.

8.2. Protective Advances. Upon the occurrence of any Event of Default hereunder or under any other Loan Document, then and in any such event, Lender may (but shall in no event be required to) make any payment or perform any term, provision, condition, covenant or agreement required of Borrower, and/or cure any such Event of Default. In such event, Lender shall promptly notify Borrower of the actions taken or amounts expended by Lender. Any amounts expended by Lender in so doing, or in exercising its rights and remedies hereunder, shall constitute advances hereunder, the payment of which is additional indebtedness secured by the Loan Documents due and owing at Lender’s demand, with interest at the Default Rate (as defined in the Note) from the date of disbursement thereof until fully paid. No further direction or authorization from Borrower shall be necessary for such disbursements, and all such disbursements shall satisfy pro tanto the obligations of Lender with respect to the funds so disbursed. The execution of this Agreement by Borrower shall and hereby does constitute an irrevocable direction and authorization to Lender to so disburse such funds and make such performance.

8.3. Assignments.

(a) Lender. Lender may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement or grant participations herein, or in any of its rights and security hereunder, including, without limitation, the Mortgage and the Note and, in case of such assignment, Borrower will accord full recognition thereto and agree that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment. In connection with any such assignment, participation or other transfer, Borrower agrees that Lender may deliver copies to any potential participant or other transferee of all documents, instruments, financial statements and other information from time to time furnished to Lender pursuant hereto or in connection therewith. Notwithstanding anything in this Section to the contrary, prior to the time the Loan is fully funded, Lender shall remain the lead lender and shall remain obligated to Borrower to fund the Loan (or to cause the Loan to be funded). From and after the date the Loan is fully funded, the Loan and all Loan Documents may be assigned by Lender, without Borrower’s consent, or Lender may sell participation interests in the Loan, to one or more institutional lenders, who shall succeed to Lenders rights, duties and obligations with respect to the Loan.

(b) Borrower. Borrower shall not assign, attempt to assign or suffer the assignment of its rights under this Agreement, either voluntarily or by operation of law, without the prior consent of Lender.

8.4. Lender’s Actions. Any authority herein conferred upon Lender and any action taken by Lender hereunder are only for Lender’s own protection, and Lender does not and shall not be deemed to have assumed any responsibility to Borrower or to any other person or persons with respect to any such action herein authorized or taken by Lender. No person shall be entitled to rely upon, or claim to have relied upon, any action taken or failed to have been taken by Lender or any of its representatives.

8.5. Time is of the Essence. Time is of the essence of this Agreement.

8.6. Waivers. No waiver of any term, provision, condition, covenant or agreement herein contained shall be effective unless set forth in a writing signed by Lender, and any such waiver shall be effective only to the extent set forth in such writing. No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. No notice or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

8.7. Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and delivered personally or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, addressed in the case of Borrower to:

Peak Resorts, Inc.
17409 Hidden Drive
Wildwood, Missouri 63025
Attn: Stephen Mueller

with a courtesy copy to:

David Jones, Esq.
Helfrey Neiers & Jones PC
120 S Central Ave Ste 1500
Saint Louis, MO 63105-1796

in the case of Lender to:

EPT Mount Attitash, Inc.
c/o Entertainment Properties Trust
30 West Pershing Road, Suite 201
Kansas City, MO 64108

with a courtesy copy to:

Timothy Laycock, Esq.
Stinson Morrison Hecker LLP
1201 Walnut Street, Suite 2600
Kansas City, Missouri 64106-2150

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice, provided that no change in address shall be effective until ten (10) days after served or given to the other party in the manner provided above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally, or if mailed, two (2) business days after it shall have been deposited in the United States mails as aforesaid.

8.8. Successors and Assigns. This Agreement shall inure to the benefit of the parties and their respective successors and assigns, except that unless Lender consents in writing, no assignment made by Borrower in violation of this Agreement shall confer any rights on any assignee of Borrower.

8.9. No Partnership. Nothing herein, or in the Deed of Trust, the Note or in any other Loan Document, and no action or inaction whatsoever on the part of Lender, shall be deemed to make Lender a partner or joint venturer with Borrower, and Borrower shall protect, defend, indemnify and hold Lender harmless from and against all claims, loss, cost, expense (including attorneys fees) and damages arising from the relationship between Lender and Borrower being construed as or alleged to be anything other than that of Lender and Borrower.

8.10. Form and Substance. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to Lender shall be in form and substance satisfactory to Lender. Wherever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall, except as otherwise provided herein, be in the sole discretion of Lender and shall be final and conclusive.

8.11. Further Assurances. Borrower agrees that at any time or from time to time, upon the written request of Lender, it will execute, and, if required, record, file (and pay all fees, taxes or other expenses relating thereto) all such further documents and do all such other acts and things as Lender may reasonably request to effectuate the transaction contemplated herein.

8.12. Entire Agreement. This Agreement and the Exhibits hereto, and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and no provision of any Loan Document may be waived, terminated, modified or amended in any manner other than by supplemental written agreement against whom such waiver, termination, modification or amendment is sought to be enforced.

8.13. Severability. If any provisions of this Agreement or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

8.14. No Third Party Beneficiary. This Agreement is made for the sole benefit of Borrower and Lender, and no other person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

8.15. Setoff. Without limitation of any other right or remedy of Lender hereunder or provided by law, any indebtedness now or hereafter owing from Lender to Borrower (including, without limitation, any amounts on deposit in any demand, time, savings passbook or like account maintained by Borrower with Lender) may be offset and applied by Lender against any and all amounts due from any Borrower to Lender hereunder, or under the Note, the Deed of Trust or the other Loan Documents.

8.16. Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of Missouri.

8.17. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

8.18. USA Patriot Act Notice. Lender hereby notifies Borrower, and Borrower hereby acknowledges, that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow lender to identify Borrower in accordance with the Act.

8.19. REIT Limitations. At such time as the Lender in this Agreement may be a real estate investment trust, the following provisions shall apply: anything contained in this Agreement to the contrary notwithstanding, Borrower shall not sublet or assign the Project or this Agreement to any person that Lender owns, directly or indirectly (by applying constructive ownership rules set forth in Paragraph 856(d)(5) of the Internal Revenue Code), a 10% or greater interest within the meaning of Section 856(d)(2)(B) of the Code.

8.20. Financial Information. Borrower hereby covenants and agrees to deliver to Landlord the following: (1) within 90 days after the end of each fiscal year of Borrower and LBO, consolidated statements of income, retained earnings and cash flows of Borrower and LBO for such fiscal year and the related consolidated balance sheets as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of Borrower and LBO as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles; (2) within 45 days after the end of each interim quarterly fiscal period of each fiscal year of Borrower and LBO, unaudited consolidated statements of income, retained earnings and cash flows of Borrower and LBO for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a financial officer of Borrower and LBO, as applicable, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the respective Borrower and LBO in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period; (3) within 45 days after the end of each interim quarterly fiscal period of each fiscal year of Borrower and LBO, unaudited statements of income for such period and for the period from the beginning of the respective fiscal year to the end of such period in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year; (4) within 30 days after the end of each calendar month, an income and expense statement detailing all sources of revenue, including but not limited to ticket sales, concession sales and other revenues, and all expenses relating to the Leased Premises, accompanied by a certificate of a financial officer of Borrower and LBO stating that such items are true, correct, accurate and completely and fairly present the financial condition and results of the operations of Borrower and LBO.

8.21. WAIVER OF JURY TRIAL. BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR UNDER ANY OTHER LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT WHICH MAY BE DELIVERED IN THE FUTURE IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

8.22. ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (CREDITOR OR LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. BY SIGNING BELOW, YOU AND WE AGREE THAT THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN US.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their duly authorized representatives as of the day, month and year first above written.

“LENDER”

EPT MOUNT ATTITASH, INC.,
a Delaware corporation
By:	/s/ Gregory K. Silvers
Gregory K. Silvers, Vice President

“BORROWER”

PEAK RESORTS, INC.,
a Missouri corporation
By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice-President

LBO HOLDING, INC.,
a Maine corporation
By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice-President

LIST OF EXHIBITS

Exhibit A — Legal Description

Exhibit B — Permitted Exceptions

Exhibit C — Project Budget

EXHIBIT A
LEGAL DESCRIPTION

Certain tracts or parcels of land, with the buildings and improvements thereon, situated in Bartlett, County of Carroll, State of New Hampshire, more particularly bounded and described as follows:

The first three parcels of land are shown as Parcels One, Two and Three on a plan entitled “Plan of Land for Transfer from Attitash Investment Trust to Bartlett Recreation Development Corp.” by Robert T. Holloran, Registered Architect, and more particularly described:

Parcel One: Beginning at a point on the southerly side of Route 302 at the northerly side of the Maine Central Railroad right-of-way near Rogers Crossing, so-called, and thence running westerly and southwesterly along the southerly side of Route 302, a distance of 1850 feet to a point; thence turning and running southerly about 220 feet to the northwesterly side of said Maine Central Railroad right-of-way; thence turning and running northeasterly along said right-of-way about 1910 feet to the point of beginning.

Parcel Two: Beginning at a point on the northwesterly side of a roadway conveyed to the Town of Bartlett, shown on said plans as “Road-Town of Bartlett 66’ Way”, opposite the northeasterly corner of the land shown on said plans as “Alpine Village B” and thence running northeasterly along the northwesterly sideline of said roadway approximately 800 feet to a point opposite the northwesterly corner of the land shown on said plan as “Alpine Village A”; thence turning and running northerly about 110 feet to a point on the southeasterly side of said Maine Central Railroad right-of-way; thence turning and running southwesterly along the southeasterly sideline of said right-of-way, approximately 800 feet to a point; thence turning and running southerly about 110 feet to the point of beginning.

Parcel Three: Beginning at a point on the southeasterly side of Route 302 at the southwesterly side of said roadway conveyed to the Town of Bartlett and thence running southwesterly along the southeasterly sideline of said Route 302, a distance of 334 feet to a point; thence turning and running southeasterly about 220 feet to the northwesterly sideline of said Railroad right-of-way; thence turning and running northeasterly along the northwesterly side of said right-of-way, a distance of 334 feet to the said roadway; thence turning and running northwesterly along the southwesterly sideline of said roadway about 220 feet to the point of beginning.

Parcel Four-A: Beginning at a point on the boundary line between the premises hereby conveyed and the White Mountain National Forest, marked by a moosewood post in a mound of stones, scribed Angle W Corner 24, and thence running South 83° 43” East, bounded southerly by the White Mountain National Forest about 4600 feet to a maple post in a mound of stones, scribed CC 1911 WSR, CC 120 R, corner 25; thence running northerly, bounded easterly by the White Mountain National Forest by various courses, the straight line distance being about 4158 feet, to a concrete post with a brass cap set in a mound of stones, scribed CA 355; thence continuing northerly, bounded easterly by land now or formerly of Garland, along Stony Brook about 900 feet; thence South 59° West, bounded northwesterly by land now or formerly of Seemann a distance of 1353 feet; thence running North 3° East, bounded easterly by said land now or formerly of Seemann, a distance of 957 feet to an iron stake at the southeasterly corner of Lot No. 8 as shown on a plan entitled “Subdivision Plan, Land of Attitash Investment Trust, Bartlett, New Hampshire” dated June 1, 1963, by said Robert T. Holloran, recorded with the Carroll County Registry of Deeds; thence running South 83° West, bounded northerly by Lots No. 8, No. 9, No. 10 and Nos. 27 through 32 inclusive, as shown on last-mentioned plan, a distance of 1386 feet to an iron stake; thence continuing South 83° West a distance of 200 feet to the southwesterly corner of the tract shown on said last-mentioned plan; thence running northerly bounded easterly by said tract (which is labeled “Alpine Village A” on said first-mentioned plan), a distance of 720 feet, more or less, to a point on the southerly side of a roadway to be conveyed to the Town of Bartlett shown on said plan as “Road-Town of Bartlett 66’ Way”; thence running southwesterly by the southeasterly sideline of said road, approximately 800 feet to a stone bound; thence running southerly, bounded westerly by said Alpine Village B as shown on said first-mentioned plan, a distance of 780 feet; thence running southwesterly, bounded northwesterly by said Alpine Village B to land now or formerly of Curry Associates and/or White Mountain National Forest; thence running South 4° West, bounded westerly by said land now or formerly of Curry Associates and/or White Mountain National Forest, about 4200 feet; thence running South 88° 54’ East, bounded southerly by the White Mountain National Forest, about 1000 feet to the point of beginning.

The bearings recited in this description follow those of the abutting land of the White Mountain National Forest. The bearing of the Maine Central Railroad, according to railroad plans, is North 89° West, based upon a different North coordinate. The aforementioned roadway conveyed to the Town of Bartlett is parallel to the railroad; the westerly line of said Alpine Village A forms an angle of 71° with the sideline of said roadway; and the westerly line of said Alpine Village A and the easterly line of said Alpine Village B are parallel.

Parcel Four-B

A certain tract or parcel of land situated in Bartlett, County of Carroll, State of New Hampshire, shown on plan entitled “Plan of Land in Bartlett, N.H. A Portion of Property of Attitash Investment Trust, Subdivision Plan, Area B”, surveyed by Thaddeus Thorne and recorded in the Carroll County Registry of Deeds in Plan Book 7, Page 61, which tract of land is more particularly bounded and described as follows:

Beginning at the northeast corner of the within described premises at land of Attitash Development Corporation; thence South 18° 30’ West a distance of 965.5 feet, more or less, to the southeast corner of the within premises; thence turning and running North 89° West a distance of 1,689.5 feet, more or less, to a stone bound at land now or formerly of Curry Associates; thence turning and running North 18° 30’ East a distance of 157 feet, more or less, by land of Curry Associates; thence turning and running North 89° West a distance of 35 feet, more or less, to land of Curry Associates; thence turning and running North 18° 30’ East a distance of 695 feet, more or less, by land of Curry Associates; thence turning and running South 89° East a distance of 35 feet, more or less, by land of Curry Associates; thence turning and running North 18° 30’ East a distance of 116.5 feet to land of the Maine Central Railroad Company; thence turning and running South 89° East by land of the Maine Central Railroad Company a distance of 1,689.5 feet, more or less, to the point of beginning.

Meaning and intending to convey all of Area B as shown on said plan.

Parcel Five: Beginning at a point at land now or formerly of Clinton R. Garland, Sr. and Attitash Development Corporation, said point being the northwest corner of the tract herein conveyed; thence running South 3° West, a distance of 957 feet along other land of Attitash Development Corporation to a point; thence turning and running North 58° East a distance of 1353 feet along other land of said Attitash Development Corporation to a point on the westerly bank of Stony Brook; thence turning and running northerly along the westerly bank of Stony Brook a distance of 400 feet, more or less, to a point; thence turning and running South 83° West a distance of 1155 feet along land of said Garland to the point of beginning. Together with a right-of-way from this tract to the main highway, Route 302, twenty-five (25) feet in width, bordered on the East by the westerly bank of Stony Brook.

Parcel Six: Beginning on the south side of Route 302 at land now or formerly of Raymond Cannell and running southerly on land of said Cannell to land of the United States Government; thence running easterly on land of said Government to land formerly of Walter Chandler; thence running northerly on land formerly of Walter Chandler to the main highway; thence running westerly on said highway to the bound begun at.

EXCEPTING and RESERVING about two (2) acres previously deeded to Roland F. Gouin.

Parcel Seven: Beginning at the southwest corner of the conveyed tract of land at land now or formerly of S. F. Rogers; thence running easterly on land of said Rogers to land owned, now or formerly, by C. H., W. S. and B. F. George; thence running northerly on land of said George to an elm tree, spotted and marked; thence running westerly on land of said George to the east line of the Lloyd L. Hall farm owned, now or formerly, by S. F. Rogers; thence turning southerly on said Rogers land to bound begun at.

Parcel Eight: Beginning at a pine tree spotted and marked, the corner of the lot of land owned, now or formerly, by C. H., W. S., and B. F. George; thence firming southerly on land now or formerly of S. F. Rogers to land owned by the United States Government; thence running easterly on the Government land to land owned now or formerly by C. H., W. S. and B. F. George; thence running northerly on land of said George to a bound; thence running northerly on land of said George to a bound; thence running westerly on land of said George to the first-mentioned bound.

Parcel Nine: Beginning on the south side of Route 302; thence running southerly on the line of land formerly known as the White Farm to land formerly owned by Cannell; thence westerly on land formerly of said Cannell to land owned formerly by S. F. Rogers; thence running northerly on land formerly of said Rogers and said Cannell to the highway, thence running easterly on said highway to bound begun at.

Parcel Ten: Bounded on the East by land formerly of Frank Cannell; bounded on the South by land of the United States Government; bounded on the West by land now or formerly of Clifton R. and Fred L. Garland; bounded on the North by the State Road, known as Route 302.

EXCEPTING from Parcel Ten, the following:

(1) Lots No. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18 as depicted on plan entitled “Plan of Land in Bartlett, New Hampshire, Property of Attitash Development Corp., Phase 1 of Subdivision,” dated December 1973, and recorded in Plan Book 26, Page 39 of the Carroll County Records; these same lots having been previously conveyed of record by said Attitash Development Corporation to individual purchasers.

(2) Conveyance to Cathedral Trail Associates of Condominium Site B.; dated May 3, 1976 and recorded at Book 627, Page 400.

(3) Conveyance to Cathedral Trail Development Corporation dated May 26, 1977, and recorded at Book 668, Page 424.

(4) Conveyance to Locke Attitash Corporation dated November 1, 1972, and recorded at Book 526, Page 486.

(5) Conveyance to Bartlett Valley Realty Trust dated March 10, 1978, and recorded at Book 705, Page 101.

Parcel Eleven-Tract A: Beginning at a point of intersection 227 feet 8 inches distant from the Smith Estate on the south bank of the Saco River; said point also being the northwest corner of land now or formerly of Shirley Murphy; thence southerly along the west sideline of land of said Murphy a distance of 970 feet to an iron stake at the southwest corner of land of said Murphy; thence at an approximate right angle in a westerly direction a distance of 227 feet and 8 inches, more or less, to an iron stake; thence at an approximate right angle in a northerly direction and parallel to the west sideline of the Smith Estate a distance of 970 feet, more or less, to the point of beginning.

Parcel Eleven-Tract B: A certain tract or parcel of land situate in the Town of Bartlett, County of Carroll, State of New Hampshire, bounded and described as follows:

Beginning at the Northwest corner of the within described premises at the bank of the Saco River, which is also the Northeast corner of land now of Richard Garland; thence along said Saco River in an Easterly Direction to the Northwest corner of land of Grantee, formerly of Donald Rogers; thence in a Southerly direction along the Westerly line of land of the Grantee and parallel to the west line of the land of Richard Garland a distance of nine hundred seventy feet (970’),more or less, to an iron stake, said point also being the Southwest corner of land of the Grantee; thence at an approximate right angle in a Westerly direction a distance of two hundred twenty-seven feet and eight inches (227’8”), more or less, to an iron stake on the Westerly side of land now of Richard Garland; thence at an approximate right angle in a Northerly direction a distance of nine hundred seventy feet (970’),more or less, to the Saco River and the point of beginning.

EXCEPTING from Parcel Eleven-Tracts A and B the premises conveyed by instrument recorded in Book 1578, Page 26.

Parcel Eleven-Tract C: A certain tract or Parcel of land situated in the Town of Bartlett, County of Carroll and State of New Hampshire, northerly of and non- adjacent to Route 302, the same being designated as Tract C on plan entitled “Properties of Attitash Lift Corp. & Attitash Mountain Service Company (AMSCO), Proposed Boundary Line Adjustments, Bartlett, New Hampshire” by Thaddeus Thorne-Surveys, Inc. and recorded at Plan Book 148, Page 18, of the Carroll County Registry of Deeds, bounded and described in accordance with said plan as follows:

Commencing at an iron pipe which marks the southwesterly corner of the within described premises and thence running North 17° 36’ 00” East along other land of the Grantee a distance of 934.62 feet to a point at or near the bank of the Saco River and thence continuing a few feet to the Saco River;

Thence turning and running easterly along said Saco River as the same trends to a point opposite an iron pipe at or near the bank of said Saco River (reference line course and distance along said Saco River being South 53° 29’ 48” East, 231.85 feet);

Thence turning and running South 17° 36’ 00” West a few feet to last mentioned iron pipe and thence continuing said course along land of River Run Motel Condominium I a distance of 794.86 feet to an iron pipe;

Thence turning and running North 88° 49’ 20” West along other land of the Grantor a distance of 228.67 feet to an iron pipe being the point and place of beginning.

Also conveying with the land described as Parcels Eleven, Tracts A, B and C the right to use a twenty (20) foot right-of-way in common with the grantor and its successors and assigns, located immediately to the south of and along the southern boundary of the Parcel herein conveyed.

Parcel Twelve: Bounded on the East by a sixty-six (66) foot right-of-way adjacent to land of Boren and land of Mt. Attitash Lift Corporation; on the North by Route 302, land of Edward Garland, a tract reserved to Lyman and Bertha Garland, measuring three hundred (300) feet in depth from Route 302, and land of Cook; on the West by land of Cook, land of Lucille Garland and land of Mt. Attitash Lift Corporation; on the South by land of the United States Government.

Parcel Thirteen: All of the land and any buildings or improvements thereon formerly owned by Harry Rogers and situated in the Town of Bartlett, as conveyed by deed of Forrester A. Clark to Mount Attitash Lift Corporation, by deed dated November 4, 1977, recorded at Book 683, Page 15, of the Carroll County Registry of Deeds, excluding, however, the following tracts with the buildings thereon:

Tract a: Beginning at a point on the northerly side of the Maine Central Railroad, said bound of beginning being located 132.3 feet from the southeast corner of the dwelling of Harry Rogers; thence North 7° 18’ East along land of Attitash a distance of 378.3 feet to a point on the top of a banking; thence North 85° 35’ West 248.7 feet along other land of Attitash to a point on the top of said banking; thence North 62° 16’ West a distance of 211 feet along other land of Attitash to a point on the top of said banking; thence South 12° 02’ West along other land of Attitash to a point on the northerly side of the State Highway (Route 302); thence easterly along the northerly side of said highway; thence along the northerly side of said Maine Central Railroad to the bound of beginning.

Tract b: Beginning at an iron pin in the northerly side of the State Highway (Route 302), said bound being the southeast corner of land now or formerly of Meade and the southwest corner of land of Attitash on the northerly side of said highway; thence easterly along the northerly side of said highway a distance of 135 feet to a point thence North 17° East along other land of Attitash a distance of 398 feet to a point at the top of a banking; thence continuing on the same course to the southerly side of the Saco River; thence westerly along the southerly side of said River as it runs, a distance of 135 feet, more or less, to land now or formerly of Meade; thence South 17° West along land now or formerly of Meade to the bound of beginning.

Meaning and intending to describe a parcel of land 135 feet in width running from Route 302 to the Saco River at the westerly extreme of land of Attitash on the northerly side of said highway.

EXCEPTING from Parcels Twelve and Thirteen a small tract of land conveyed by Forrester A. Clark to the Bartlett Cemetery Association by deed dated October 16, 1975 and recorded in said Registry of Deeds in Book 608, Page 412; and a parcel conveyed to Stony Brook Associates, Inc. by Mt. Attitash Lift Corporation by deed dated October 19, 1984 and recorded in the Carroll County Registry of Deeds, Book 969, Page 79, which is more particularly described as follows:

Beginning at an iron pipe corner as shown on a plan entitled “Two Lot Subdivision Property of Mt. Attitash Lift Corporation, Bartlett, New Hampshire” as surveyed by Thaddeus Thorne-Surveys, Inc., Center Conway, NH, December 8, 1977 revised to May

23, 1984; said iron pipe being situate on the easterly bank of Stony Brook, so-called, and being the southwest corner of land now or formerly of Cook;

Thence, running on a bearing of North 79° 52’ 40” East, a distance of 253.10 feet along the southerly line of said Cook, to an iron pipe; said iron pipe being the southeast corner of said Cook;

Thence turning to the left and running on a bearing of North 01° 44’ 50” West, a distance of 100.10 feet along the easterly line of said Cook, to an iron pipe;

Thence continuing along the easterly line of said Cook on a bearing of North 00° 55’ 40” East, a distance of 120.40 feet to an iron pipe; said iron pipe being the southwest corner of land now or formerly of Sheaff;

Thence turning to the right and running on a bearing of North 81° 27’ 20” East, a distance of 431.60 feet along the southerly line of said Sheaff then along the southerly line of land now or formerly of Garland, to an iron pipe; said iron pipe being the southeast corner of said Garland;

Thence, turning to the left and running on a bearing of North 01° 06’ 20” East, a distance of 143.10 feet along the easterly line of said Garland, to a stone bound; said stone bound being the southwest corner of land now or formerly of Kelley;

Thence, turning to the right and running on a bearing of North 80° 27’ 30” East, a distance of 136.00 feet along the southerly line of said Kelley, to a stone bound; said stone bound being the southeast corner of said Kelley;

Thence, turning to the right and running on a bearing of South 00° 59’ 20” West, a distance of 45.00 feet, to a point;

Thence, turning to the left and running a bearing of South 42° 00’ 00” East, a distance of 250.00 feet, to a point;

Thence, turning to the right and running on a bearing of South 48° 15’ 00” West, a distance of 125.00 feet, to a point;

Thence, turning to the right and running on a bearing of South 63° 00’ 00” West, a distance of 200.00 feet, to a point;

Thence, turning to the left and running on a bearing of South 18° 10’ 00” West, a distance of 230.00 feet, to a point;

Thence, turning to the left and running on a bearing of South 07° 35’ 00” West, a distance of 430.00 feet, to a point;

Thence, turning to the right and running on a bearing of South 22° 45’ 00” West, a distance of 275.00 feet, to a point;

Thence, turning to the left and running on a bearing of South 36° 20’ 00” East, a distance of 1,230 feet, more or less, to a point; said point being situate on the northerly line of the White Mountain National Forest;

Thence, turning to the right and running on a bearing of North 88° 44’ 40” West, a distance of 640 feet, more or less along the northerly line of the White Mountain National Forest, to a point; said point being situate on the easterly bank of the aforementioned Stony Brook:

Thence, turning to the right and running downstream in a general northerly direction a distance of 2,140 feet, more or less, to the bound of beginning.

Parcel Fourteen: Beginning at an iron pin, to be set, on the Northerly side of Route 302; thence North 9° 39’ West, Sixty-three and Seven tenths (63.7) feet to the land of the Maine Central Railroad at an iron pin, to be set; thence South 88° 30’ East, along the course of the Maine Central Railroad, Nine Hundred Five (905) feet to an iron pin at the Northwest corner of land now or formerly of Russo; thence South 21° 50’ West, along said Russo land, One Hundred Ninety and Five Tenths (190.5) feet to an iron pin; thence North 80° 21 ‘West along the Northerly side of Route 302, Eight Hundred Fifty-Four (854) feet to the point of beginning.

Parcel Fifteen: Being on the northerly side of Route 302 bounded as follows: Beginning on the northerly side of said highway at the southeasterly corner of land now or formerly of GBP Realty Corp.; thence running northerly by said GBP land a distance of 440 feet, more or less, to land of the Maine Central Railroad; thence turning and running N 74° 37’ 00” East by said Railroad land a distant of 2270 feet, more or less, to land now or formerly of one Larson; thence turning and running southerly by said Larson land a distance of 460 feet, more or less, to a thread of a small brook or stream; thence turning and running southeasterly by said thread of said brook or stream a distance of 405 feet, more or less, to said Route 302; thence turning and running westerly by said Route 302 a distance of 2340 feet, more or less, to the point of beginning.

Parcel Sixteen: Situate off the northerly side of Route 302 in said Bartlett between the Maine Central Railroad property on the south and the Saco River on the north, bounded and described as follows: Beginning on the northerly side of said Maine Central Railroad right-of-way, so-called, at land now or formerly of one Bagley; thence running S 74° 37’ 00” West by said Railroad property a distance of 4000 feet, more or less, to land now or formerly of River Run Co. ; thence turning and running N 01° 11’ 20” East a distance of 1320 feet, more or less, by land of said River Run Co. to the thread of the Saco River; thence turning and running easterly by the thread of said Saco River a distance of 4000 feet, more or less, to land of said Bagley; thence turning and running southerly by said Bagley land a distance of 1200 feet, more or less, to the point of beginning.

Parcel Seventeen: Situate off the southerly side of Route 302 in said Bartlett, the same being in the Cow Hill area, so-called, shown on a plan entitled “Property of Attitash Enterprises, Book 395, Page 425, Bartlett, N.H.” as drawn by Thaddeus Thorne-Surveys, Inc., Center Conway, N.H., bounded and described as follows:

Beginning at a point situate on the southerly side of Cow-Hill Road, so-called, said point being the northeast corner of Lot 3 of Attitash Enterprises 1984 subdivision;

Thence running along the southerly sideline of said Cow Hill Road in a generally easterly direction a distance of 200 feet, more or less, to a point, said point being the northwest corner of Lot 15 Attitash Enterprises Phase 1 Subdivision;

Thence turning to the right and running along the westerly sideline of said Lot 15 in a generally southerly direction a distance of 100 feet, more or less, to a point;

Thence continuing along the southerly line of said Lot 15 in a generally southeasterly direction a distance of 171.9 feet to a point;

Thence continuing along the easterly line of said Lot 15 in a generally northeasterly direction a distance of 166.4 feet to a point;

Thence continuing along the easterly line of said Lot 15 in a generally northeasterly direction a distance of 63 feet, more or less, to a point, said point being situate on the southerly line of an unnamed road and being the northeast corner of said Lot #15;

Thence continuing along the southerly sideline of said Road in a generally easterly direction a distance of 100 feet, more or less, to a point said point situate at the thread of a small stream;

Thence turning to the right and running upstream in a generally southerly direction a distance of 1200 feet, more or less, to a point, said point being situate on the westerly line of land now or formerly of Nuveen;

Thence continuing in a generally southerly direction along the westerly line of said Nuveen a distance of 500 feet, more or less, to a point, said point being the southwest corner of land of said Nuveen;

Thence turning to the left and running along the southerly line of said Nuveen in a generally easterly direction a distance of 30 feet, more or less, to a point, said point being situate at the thread of a small stream;

Thence turning to the right and running upstream in a generally southerly direction a distance of 550 feet, more or less to a point, said point being situate on the northerly line of the U.S. Forest Service;

Thence turning to the right and running on a bearing of N 88° 44’ 40” W a distance of 1897 feet, more or less, along the northerly line of the U.S. Forest Service to a point, said point being the southeast corner of land now or formerly of Mt. Attitash Lift Corporation and the southwest corner of the parcel herein described;

Thence turning to the right and running on a bearing of N 01° 34’ 50” E a distance of 1560 feet, more or less, first along land of said Mt. Attitash Lift Corporation and then along land now or formerly of Cathedral Trail Development Corporation to a point, said point being the southwest corner of other land of said Cathedral Trail Development Corporation and the northeast corner of the parcel herein described;

Thence turning to the right and running on a bearing of S 68° 30’ E a distance of 500 feet, more or less, along the southerly line of said Cathedral Trail Development Corporation to a point, said point being the southeast corner of Cathedral Trail Development Corporation, and the southwest corner of “Treetops Condominiums” so-called;

Thence turning to the left and running on a bearing of S 68° 12’ E a distance of 450 feet, more or less, along the southerly line of said “Treetops” to a point, said point being the southeast corner of “Treetops” and the southwest corner of other land of Attitash Enterprises;

Thence turning to the left and running on a bearing of S 74° 50’ E a distance of 400 feet, more or less, along the southerly line of said other land of Attitash Enterprises to a point, said point being the southeast corner of other land of Attitash Enterprises;

Thence turning to the left and running on a bearing of N 17° 00’ E a distance of 776.5 feet along the easterly line of said Lot 3 Attitash Enterprises, to the point of beginning.

Including, with Parcels One through Seventeen above, the premises conveyed to Mt. Attitash Lift Corporation from the Town of Bartlett as described in the deed dated December 18, 1992 and recorded in the Carroll County Registry of Deeds in Book 1514, Page 303 as follows:

A portion of a certain tract or parcel of land conveyed to the Town of Bartlett for highway purposes located in Bartlett, Carroll County, New Hampshire, being a strip of land sixty-six (66) feet in width, particularly bounded and described as follows:

1. Beginning at a point on the center line of the Town Road serving Alpine Village Subdivision (Section A), being the point opposite the West line of the said Subdivision Section A;

2. Thence running along the center line in a Westerly direction described in the below-referenced deed into the Town as running North 89° West and being 192.5 feet from the center of the Maine Central Railroad right-of-way for a distance of approximately 1,810.35 feet;

3. Thence turning and running Northerly along the center line of the former Town road across the railroad and to Route 302, this portion of the center line running parallel to the Westerly said line of the cemetery lot of the Roman Catholic Church and 33 feet Westerly from said cemetery lot line. Excepting and reserving the rights of the railroad.

Meaning and intending to convey a portion of the tract or parcel of land conveyed by Bartlett Recreation Development Corporation for highway purposes by deed recorded in the Carroll County Registry of Deeds, Book 367, Page 336. Excepting and reserving from that said conveyance the portion of the tract that is the Town road leading from Route 302 at a point beginning on the Southerly edge of Route 302, 158 feet Westerly of an iron stake also near the Southerly edge of Route 302 and running Westerly to the point opposite the West side line of Alpine Village Subdivision Section A, the point of beginning of the conveyance herein to Mt. Attitash Lift Corporation as above described.

ALSO including, with parcels One through Seventeen above, the premises conveyed to Mt. Attitash Lift Corporation from the Town of Bartlett as described in the deed dated December 18, 1992 and recorded in the Carroll County Registry of Deeds in Book 1514, Page 305 as follows:

A certain tract or Parcel of land situated in said Town of Bartlett, Carroll County, New Hampshire, which tract of land is sixty-six (66) feet in width, and the center line of said tract is bounded and described as follows:

Beginning at a point at land now or formerly of Curry Co., Inc. and George McHenry Seeman, which point is located South 18° 30’ West of the Southwest corner of Lot #158 now or formerly of Robert E. Bowers, Trustee of Attitash Investment Trust, and which corner is also the Southeast corner of Lot #1 of subdivision of Curry Co., Inc. and George McHenry Seeman; thence South 18° 30’ West six hundred and twenty eight (628) feet to a point; thence turning and running South 89° East fourteen hundred and fifty (1450) feet to a point, which point is located 33 feet Westerly of land of Mt. Attitash Lift Corporation; thence turning and running North 18° 30 minutes East 628 feet to a point thence turning and running North 89° West 1450 feet to the point of beginning.

The premises described above are shown on the plan entitled “A Portion of Property of Attitash Investment Trust, Subdivision Plan: Area “B” revised September, 1965” by Thaddeus Thorne.

EXCEPTING from the above described Parcels One through Seventeen the following:

a.) Premises described in quitclaim deed of L.B.O. Holding, Inc. to LBO Hotel Co. dated June 28, 1996, and recorded in Book 1662, Page 425, of the Carroll County Registry of Deeds; as affected by the Corrective Deed dated July 12, 1996 and recorded at Book 1666, Page 745; and further affected by the Deed dated September 29, 1996 and recorded at Book 1674, Page 469, and being more particularly described as follows:

A certain tract or parcel of land located in Bartlett, Carroll County, New Hampshire, being shown as parcel 2 on a Plan of Land entitled “Subdivision Plat Grand Summit Hotel at Attitash property of L.B.O. Holding Company, Inc. Bartlett, NH”, said Plan being dated March 7, 1996, revised through July 11, 1996, and recorded in the Carroll County Registry of Deeds in Book 157, Page 17. Said premises are more particularly bounded and described as follows:

Commencing at a point which is S 02° 06’ 56” E a distance of 382.52 feet from a State of New Hampshire Railroad right-of-way; thence, said point being the northeasterly most corner of the premises described herein; thence

N 88° 22’ 05” W a distance of 1,375.44 feet to a point; thence

S 01° 37’ 55” W a distance of 440.33 feet to a point; thence

S 88° 22’ 05” E a distance of 155.03 feet to a point; thence

S 01° 37’ 55” W a distance of 451.82 feet to a point; thence

S 88° 22’ 05” E a distance of 1,325.41 feet to a point; thence

N 01° 37’ 55” E a distance of 550 feet to a point; thence

N 88° 22’ 05” W a distance of 105 feet to a point; thence

N 01° 37’ 55” E a distance of 342.15 feet to the point of beginning.

b.) Premises described in warranty deed from L.B.O. Holding, Inc. to River Run Company, Inc., dated October 21, 2003, recorded at Book 2225, Page 850 of the Carroll County Registry of Deeds, being Lot 1 on Plan entitled “Property of Mount Attitash Lift Corporation Proposed Two Lot Subdivision” as prepared by Thaddadeus Thorne-Surveys, Inc., dated January 25, 1990 and revised July 26, 1999, recorded in said Registry in Plan Book 168, Page 13, being more particularly described as follows:

Beginning at a point at the southwest corner of Lot 1, situated on the northerly sideline of Route 302 as shown on a plan entitled, “Property of Mt. Attitash Lift Corporation, Proposed Two Lot Subdivision, Bartlett, New Hampshire,” as surveyed by Thaddeus Thorne-Surveys, dated August 19, 1989 and revised to Jury 26, 1999, said point being the southeast corner of land now or formerly of Howard and Dorothy Webster, and as stated, the southwest corner of the parcel herein described, said point also being 4.1 feet on a bearing of North 16° 33’ 49” East FROM a stone bound;

Thence continuing on a bearing of North 16° 33’ 49” East a distance of 815.92 feet along said land now or formerly of Webster to an iron pipe found;

Thence continuing on the same bearing of North 16° 33’ 49” East, a distance of 46.49 feet still along said Webster to an iron rebar set, said rebar being a northwesterly corner of Lot 2 and its Conservation Easement, and the northwest corner of the parcel herein described;

Thence, turning to the right and running on a bearing of South 34° 29’ 51” East, a distance of 172.77 feet along said Lot 2/Conservation Easement to an iron rebar set;

Thence turning slightly to the left and running on a bearing of South 54° 46’ 26” East, a distance of 181.61 feet still along said Lot 2/Conversation Easement to an iron rebar set;

Thence turning slightly to the right and running on a bearing of South 12° 52’ 57” East, a distance of 449.11 feet still along said Lot 2/Conservation Easement to an iron rebar set;

Thence, turning to the left and running on a bearing of South 86° 59’ 46” East, a distance of 124.98 feet still along said Lot 2/Conservation Easement to an iron rebar;

Thence, turning slightly to the right and running on a bearing of South 61° 42’ 44” East, a distance of 146.60 feet still along said Lot 2/Conservation Easement to an iron rebar set;

Thence turning slightly to the left and running on a bearing of South 82° 47’ 57” East, a distance of 200.14 feet still along said Lot 2/Conservation Easement to an iron rebar corner, said rebar being a southwesterly corner of Lot 2 and the northeast corner of the parcel herein described;

Thence, turning to the right and running on a bearing of South 02° 34’ 32” East, a distance of 222.92 feet along the westerly line of said Lot 2, but no longer its Conservation Easement to a point on the aforementioned northerly sideline of Route 302, said point being a southwest corner of the said Lot 2 and the southeast corner of the parcel herein described;

Thence, turning to the right and running on a bearing of North 79° 47’ 12” West, a distance of 831.50 feet along said northerly sideline of Route 302 to a point;

Thence running in a generally westerly direction along a curve having a radius of 3360.11 feet, an arc distance of 165.54 feet still along said sideline of Route 302 to a point;

Thence, continuing on a bearing of North 82° 36’ 34” West, a distance of 73.82 feet along said sideline of Route 302 to the point of beginning.

c.) Premises described in a deed by L.B.O. Holding, Inc. to Bearfoot Creek, LLC, dated July 2, 2004, recorded at Book 2315, Page 670 of said Registry, more particularly described as follows:

A certain tract or parcel of land located in Bartlett, Carroll County, New Hampshire, being shown as “Proposed BLA, 121, 490 square feet, 2.79 acres” on a plan of land entitled “Boundary Line Adjustment, Properties of Cheboygan Properties, LLC and of LBO Holding, Inc., Route 302, Bartlett, New Hampshire,” prepared by Thaddeus Thorne-Surveys, Inc., dated February 27, 2004, as revised through June 14, 2004, recorded at Plan Book 208, Page 58 in the Carroll County Registry of Deeds, and being more particularly bounded and described as follows:

Beginning at a stone bound corner situate on the northerly property line of L.B.O. Holding, Inc., as shown on a plan entitled “Boundary Line Adjustment, Properties of Cheboygan Properties, LLC and of LBO Holding, Inc., Route 302, Bartlett, New Hampshire,” prepared by Thaddeus Thorne-Surveys, Inc., dated February 27, 2004, as revised through June 14, 2004, said stone bound corner being the southeast corner of land of Richard and Sharon Capistran (Lot 8 Alpine Village), the southwest corner of land of Bearfoot Creek, LLC and the northwest corner of the parcel herein described;

Thence running on a bearing of South 81° 41’ 50” East, a distance of 777.93 feet along the south line of said land of Bearfoot Creek, LLC to an iron pipe reference corner near the bank of Stoney Brook, thence continuing on the same bearing of South 81° 41’ 50” East, a distance of 36 feet more or less down the stream bank to a point at the center of said Stoney Brook at the west line of land of Mountainside-on-Attitash, said point being the southeast corner of land of Bearfoot Creek, LLC and the northeast corner of the parcel herein described;

Thence turning to the right and running down the center of Stoney Brook on a reference line of South 03° 24’ 17” West, a distance of 284.94 feet along said western line of land of Mountainside-on-Attitash to a point; thence, continuing down the center of Stoney Brook on a reference line of South 01° 03’ 20” East, a distance of 219.06 feet still along said western line of Mountainside-on-Attitash to a point near the existing ski trail bridge, said point being the northeast corner of the remaining land of said L.B.O. Holding, Inc., and the southeast corner of the parcel herein described;

Thence turning to the right and running on a bearing of South 67° 45’ 25” West, a distance of 89.00 feet along remaining land of said L.B.O. Holding, Inc., to a point;

Thence turning to the right and running on a bearing of North 60° 47’ 05” West, a distance of 30.73 feet along said remaining land of L.B.O. Holding, Inc. to a point;

Thence turning to the right and running on a bearing of North 14° 15’ 02” East, a distance of 171.79 feet along said remaining land of L.B.O. Holding, Inc., to a point;

Thence turning slightly to the left and running on a bearing of North 23° 02’ 19” West, a distance of 224.31 feet along said remaining land of L.B.O. Holding, Inc., to a point;

Thence turning slightly to the left and running on a bearing of North 65° 55’ 47” West, a distance of 586.04 feet along said remaining land of L.B.O. Holding, Inc., to a point;

Thence turning to the left and running on a bearing of South 27° 54’ 45” West, a distance of 76.00 feet along said remaining land of L.B.O. Holding, Inc., to a point;

Thence turning to the right and running on a bearing of North 69° 42’ 52” West, a distance of 90.16 feet along said remaining land of L.B.O. Holding, Inc., to a point, said point being the southwest corner of the parcel herein described;

Thence turning to the right and running on a bearing of North 15° 18’ 26” East, a distance of 65.99 feet along said remaining land of L.B.O. Holding, Inc., to the stone bound corner of beginning.

d.) Premises described in the deed from L.B.O. Holding, Inc. to Whites Ledges Realty, Inc. dated July 6, 2006 and recorded in the Carroll County Registry of Deeds in Book 2546, Page 792 bounded and described as follows:

A certain tract or parcel of land located northerly of U.S. Route 302 and the former Maine Central Railroad, in the Town of Bartlett, County of Carroll, State of New Hampshire, identified as Parcel B on a plan entitled “Boundary-Line Adjustment Plan and Golf-Course Easements Plan between properties of L.B.O. Holding, Inc. & Whites Ledges Realty, Inc. located in Bartlett, New Hampshire” prepared by H. E. Bergeron Engineers, dated June 8, 2005, as revised and recorded in the Carroll County Registry of Deeds in Book 214, Pages 95 and 96, (the “Plan”), said Parcel B being more particularly bounded and described as follows:

BEGINNING at a rebar with HEB disk set on the north sideline of state highway U.S. Route 302, at the southeast corner of land of Bartlett Cemetery Association, and at a southwest corner of the premises herein described;

Thence bearing the following courses by said land of Bartlett Cemetery Association:

N 04°59’06” W 338.84 ft. to a Thorne Surveys cap on a metal fence post found at the end of a chain-link fence;

Thence S 80°25’27” W 250.94 ft. to an HEB disk on rebar set;

Thence S 80°19’20” W 413.49 ft. to an HEB disk on rebar set;

Thence following along land being retained by the L.B.O. Holding, Inc., N 72°53’13” E 280.00 ft. to an HEB disk on rebar set;

Thence N 18°00’00” E 240.00 ft. to an HEB disk on rebar set (Point A on said Plan);

Thence N 09°00’00” W, descending into an old river channel, 350.00 ft. to a point;

Thence N 87° 38’00” E, ascending out of said old river channel, 25.00’ to an HEB disk on rebar set as an off-set monument to said point;

Thence N 87°38’00” E 590.00 ft. to an HEB disk on rebar set;

Thence N 46°00’00” E 180.00 ft. to an HEB disk on rebar set;

Thence N 20°00’00” E 400.00 ft. to an HEB disk on rebar set;

Thence S 82°11’08” E 261.79 ft. to a rebar with Thorne Surveys cap found on the west line of land now or formerly of White’s Ledges Realty, Inc.;

Thence by said other land now or formerly of Whites Ledges Realty, Inc. 575.90 ft. to an HEB disk on rebar set at the northwest corner of another portion of said land now or formerly of White’s Ledges Realty, Inc., also at the northwest corner of Golf-Course Easement Area C1 as shown on said Plan;

Thence S 00°52’16” W, by said other land of Whites Ledges Realty, Inc. and by said Easement Area C1, 93.85 ft. to Point B as shown on said Plan;

Thence by the same course, along said other land of Whites Ledges Realty, Inc., 578.52 ft. to a point on the north line of a former Maine Central Railroad right-of-way, lying N 00° 52’ 16” E 0.35 ft. from a rebar with Thorne Surveys cap found;

Thence S 73° 38’ 05” W by said railroad sideline, 451.80 ft. to an HEB disk on rebar set on the north sideline of said state highway U.S. Route 302;

Thence westerly by said state highway sideline, with a curve to the left with a radius of 933.00 ft. (chord N 89°35’29” W, 290.18 ft.), an arc distance of 291.36 ft., to the POINT OF BEGINNING.

e.) Premises described in the deed from Clifton R. Garland to the State of New Hampshire dated March 30, 1955 and recorded in said Registry of Deeds in Book 304, Page 18.

f.) Premises described in the deed from Mt. Attitash Lift Corporation to Armando G. Russo, et al, dated March 20, 1986 and recorded in said Registry of Deeds in Book 1234, Page 357.

Parcel Eighteen

A certain tract or parcel of land located northerly of U.S. Route 302 in the Town of

Bartlett, County of Carroll and State of New Hampshire, identified as Parcel A on a plan entitled “Boundary-Line Adjustment Plan and Golf-Course Easements Plan between properties of L.B.O. Holding, Inc. & White’s Ledges Realty, Inc. located in Bartlett, New Hampshire” prepared by H.E. Bergeron Engineers, dated June 8, 2005, as revised, and recorded at the Carroll County Registry at Plan Book 214, Pages 95 and 96 (the “Plan”), said Parcel A being more particularly bounded and described as follows:

Beginning at an HEB disk on rebar (which replaced a bent rebar found), said rebar marking the northwesterly corner of land now or formerly of River Run Condominium and located on a course of North 04° 19’ 45” East a distance of 900.00 feet (along the westerly sideline of said land of River Run Condominium) from the northerly sideline of land of the State of New Hampshire (formerly of Maine Central Railroad Co.); thence turning and running along other land of the Grantor, Whites Ledges Realty, Inc., the following courses and distances:

South 55° 11’ 50” West, a distance of 677.12 feet to a point; thence

North 84° 15’ 26” West, a distance of 315.46 feet to a point; thence

South 58° 29’ 44” West, a distance of 234.10 feet to a point; thence

South 64° 42’ 09” West, a distance of 274.63 feet to a point in the easterly sideline of Parcel B as shown on said plan, said point marking the southwesterly corner of Parcel A as shown on said Plan, herein conveyed;

Thence turning and running North 00° 52’ 16” East, along the easterly sideline of Parcel B as shown on said Plan a distance of 575.90 feet to a 5/8” rebar w/ Thorne cap found flush (held);

Thence continuing on a course of North 00° 52’ 16’’ East along other land of the Grantee, L.B.O. Holding, Inc., a distance of 285.36 feet to a 0.4’ tall 5/8” rebar w/ Thorne cap found;

Thence continuing on a course of North 00° 52’ 16” East, still along other land of the Grantee, L.B.O. Holding, Inc., a distance of 211.21 feet to a point at the thread of the Saco River, said point marking the northwesterly corner of Parcel A herein conveyed;

Thence turning and running in an easterly direction along the thread of the Saco River, as it trends, to a point, said point being on a direct course tie of North 75° 07’ 34” East, a distance of 503.9 1 feet from the last mentioned point;

Thence running in a northeasterly direction along the thread of the Saco River, as it trends, to a point, said point being on a direct course tie of North 56° 13’ 08” East, a distance of 621.84 feet from the last mentioned point;

Thence continuing in a northeasterly direction along the thread of the Saco River, as it trends, to a point, said point being on a direct course tie of North 36° 25’ 42’’East, a distance of 351.26 feet from the last mentioned point;

Thence running in an easterly direction along the thread of the Saco River, as it trends, to a point, said point being on a direct course tie of South 86° 33’ 17” East, a distance of 389.88 feet from the last mentioned point;

Thence continuing in an easterly direction along the thread of the Saco River, as it trends, to a point at the northeasterly comer of Parcel A herein conveyed, said point being on a direct course tie of North 88° 14’ 21” East, a distance of 438.75 feet from the last mentioned point;

Thence turning and running South 00° 16’ 47” East, along the westerly sideline of other land now or formerly of L.B.O. Holding, Inc., a distance of 1008.86 feet to a 0.85’ tall 3/4” rebar w/ Thorne cap found, said rebar marking the southeasterly corner of Parcel A herein conveyed;

Thence turning and running South 73° 45’ 18” West along the northerly sideline of land now or formerly of River Run Condominium a distance of 774.58 feet to the HEB disk on rebar at the point and PLACE OF BEGINNING.

Parcel Nineteen

A certain condominium unit known as Unit No. 1 (the “Commercial Unit’’) in Grand Summit Hotel and Crown Club at Attitash/Bear Peak, a Condominium, located in Bartlett, Carroll County, State of New Hampshire, said Condominium having been established pursuant to N.H. R.S.A. 356-B by a Declaration of Condominium dated March 28, 1997, and recorded in the Carroll County Registry of Deeds at Book 1692, Page 989, amended by Amendment of Declaration dated March 20, 2002, recorded at Book 2010, Page 12 (Such Declaration, as amended, shall hereinafter be referred to as the “Declaration”), as shown on the Site and Floor Plans entitled “Grand Summit Hotel and Crown Club Attitash/Bear Peak, A Condominium” recorded in the Carroll County Registry of Deeds at Plan Number Plan Book 159, Page 53 through 65; and as also shown on a site plan recorded at Plan Book 174, Page 54, and a floor plan recorded at Plan Book 201, Page 28, together with a 29.02547% interest in the Common Area appurtenant to said Unit as defined and described in said Declaration, as said Declaration has been and may be further amended.

Parcel Twenty

Land in Bartlett, Carroll County, New Hampshire, located on the southerly side of Route 302 and shown as Lot No. 41 on Subdivision Plan, Land of Attitash Investment Trust, Bartlett, New Hampshire, Area “A”, Robert T. Holloran, Architect & Engineer, dated June 1, 1963, recorded in the Carroll County Registry of Deeds, Ossipee, New Hampshire, Plan Book 6, Page 83.

Parcel Twenty-One

Certain tracts or parcels of land situate in the Town of Bartlett, County of Carroll, State of New Hampshire, in that part of the Town of Bartlett known as Alpine Village, more particularly bound and described as follows:

Parcel 1:

Lot Al-Beginning at an iron pipe set as shown on a plan entitled “Attitash Investment Trust, Alpine Village, proposed 3 Lot Subdivision”, as surveyed by Thaddeus Thorne-Surveys, Inc., Center Conway, New Hampshire, July, 1984, revised to October 9, 1984, recorded at the Carroll County Registry of Deeds at Plan Book 72, Page 61, said iron pipe being the northeast corner of Lot A1 and being situate on the westerly sideline of a 50-foot right-of-way;

Thence, continuing along the westerly sideline of said right-of-way on a bearing of South 00° 31’40” West, a distance of 248.39 feet to an iron pipe set; said iron pipe being the northeast corner of Lot A2 and the southeast corner of Lot A1 herein described;

Thence, turning to the right and running on a bearing of South 80° 10’ 00” West, a distance of 146.74 feet along the northerly line of Lot A2 to an iron pipe set; said iron pipe being the northwest corner of Lot A2 and the southwest corner of Lot A1 herein described;

Thence turning to the right and running on a bearing of North 00° 35’ 20” West, a distance of 224.35 feet along land now or formerly of Mt. Attitash Lift Corp., to an iron pipe set on the southerly sideline of a 66 foot right-of-way; said iron pipe being the northwest corner of Lot A1 herein described;

Thence, turning to the right and running on a bearing of North 71° 47’ 40” East, a distance of 157.05 feet to the bound of beginning;

The above described Lot A1 is said to contain 0.80 acre.

Parcel 2

Lot A2-Beginning at an iron pipe corner as shown on a plan entitled “Attitash Investment Trust, Alpine Village, proposed 3 Lot Subdivision”, as surveyed by Thaddeus Thorne-Surveys, Inc., Center Conway, New Hampshire, July, 1984, revised to October 9, 1984, recorded at Carroll County Registry of Deeds at Plan Book 72, Page 61, said iron pipe being the southeast corner of Lot A1 and the northeast corner of Lot A2 herein described; and being situate on the westerly sideline of a 50 foot right-of-way;

Thence, running along the westerly sideline of said 50 foot right-of-way on a bearing of South 00° 31’40” West, a distance of 245.59 feet to an iron pipe set; said iron pipe being the northeast corner of Lot A3 and the southeast corner of Lot A2 herein described;

Thence, turning to the fight and running on a bearing of South 77° 03’ 40” West, a distance of 143.35 feet along the northerly line of Lot A3 to an iron pipe set; said iron pipe being the northwest corner of said Lot A3 and the southwest corner of Lot A2 herein described;

Thence, turning to the right and running a bearing of North 00° 35’ 20” West, a distance of 252.62 feet along land now or formerly of Mt. Attitash Lift Corp., to an iron pipe set, said iron pipe being the southwest corner of Lot A1 and the northwest corner of Lot A2 herein described;

Thence, turning to the right and running on a bearing of North 80° 10’ 00” East, a distance of 146.74 feet along the southerly line of Lot A1 to the bound of beginning.

The above described Lot A2 is said to contain 0.81 acre.

Parcel 3

Lot A3-Beginning at an iron pipe corner as shown on a plan entitled “Attitash Investment Trust, Alpine Village, proposed 3 Lot Subdivision”, as surveyed by Thaddeus Thorne-Surveys, Inc., Center Conway, New Hampshire, July, 1984, revised to October 9, 1984, recorded at Carroll County Registry of Deeds at Plan Book 72, Page 61, said iron pipe being situate on the westerly sideline of a 50 foot right-of-way and being the southeast corner of Lot A2 and the northeast corner of Lot A3 herein described;

Thence, running on a bearing of South 00° 31’ 40’’ West, a distance of 11.27 feet to an iron pipe set on the sideline of the aforementioned 50 foot right-of-way;

Thence, turning to the left and running on a bearing of North 79° 43’ 40” East, a distance of 53.81 feet to an iron pipe set; said iron pipe being the northwest corner of land now or formerly of Morrell and the northeast corner of Lot A3 herein described;

Thence, turning to the right and running on a bearing of South 10° 16’ 20” East, a distance of 175.00 feet along the westerly line of said Morrell, to an iron pipe found; said iron pipe being the southwest corner of said Morrell and the southeast corner of Lot A3 herein described;

Thence, turning to the right and running on a bearing of South 79° 43’ 40” West, a distance of 225.50 feet along land now or formerly of Mt. Attitash Lift Corp. to an iron pipe set; said iron pipe being the southwest corner of Lot A3 herein described;

Thence, turning to the right and running on a bearing of North 00° 35’ 20” West, a distance of 182.00 feet along land of said Mt. Attitash Lift Corp., to an iron pipe set; said iron pipe being the southwest corner of Lot A2 and the northwest corner of Lot A3 herein described;

Thence, turning to the right and running on a bearing of North 77° 03’ 40” East, a distance of 143.35 feet to the bound of beginning.

The above described Lot A3 is said to contain 0.87 acre.

Parcel Twenty-Two

The land in Bartlett, Carroll County, New Hampshire, located on the southerly side of Route 302 and shown as Lot No. 32 on Subdivision Plan, land of Attitash Investment Trust, Bartlett, New Hampshire, Area “A”, Robert T. Holloran, Architect & Engineer, dated June 1, 1963, recorded in the Carroll County Registry of Deeds, Ossipee, New Hampshire, Plan Book 6, Page 83, and as more particularly shown on plan recorded at Carroll County Registry of Deeds at Plan Book 72, Page 61.

Parcel Twenty-Three

A certain tract or parcel of land with any improvements thereon situated in Bartlett, County of Carroll, State of New Hampshire, more particularly bounded and described as follows:

Commencing at the southwesterly corner of the premises on the northerly side of Route 302, which corner is the southeasterly corner of the premises formerly of John W. Hutchinson and now of Mt. Attitash Lift Corporation; thence in an easterly direction by said Route 302, a distance of 228 feet, more or less, to land now or formerly of Mt. Attitash Lift Corporation; thence in a northerly direction by said Mt. Attitash Lift Corporation land to the Saco River; thence in a northerly or westerly direction by the Saco River to the northeasterly corner of said Mt. Attitash Lift Corporation; thence in a southerly direction by said Mt. Attitash Lift Corporation land to the land of the Maine Central Railroad; thence continuing in a southerly direction by other land of said Mt. Attitash Lift Corporation to the northerly side of Route 302 at the point of beginning.

Meaning and intending to describe the same premises conveyed to Attitash Associates to Mt. Attitash Lift Corporation by deed dated September 15, 1977 and recorded in said Registry of Deeds in Book 645, Page 77.

Parcel Twenty Four

A certain tract or parcel of land situated in Bartlett, County of Carroll, State of New Hampshire, more particularly described as follows:

Commencing at the southwesterly corner of the premises at the southeasterly corner of the premises conveyed to Marjorie Hyde of the northerly side of Route 302; thence running in an easterly direction by Route 302 to land now or formerly of John Smith; thence in a northerly direction by land of said Smith and land now or formerly of W.J. Chandler to the Saco River; thence following the Saco River in a northerly or westerly direction to the northeasterly corner of premises conveyed to said Hyde; thence in a southerly direction by land conveyed to said Hyde to the point of beginning.

Being the same premises conveyed to Mt. Attitash Lift Corporation by deed dated December 18, 1977 and recorded in said Registry of Deeds in Book 691, Page 45.

Parcel Twenty-Five

The land in Bartlett, Carroll County, New Hampshire, located on the southerly side of Route 302 and shown as Lot No. 3A, on Subdivision Plan, Land of Attitash Investment Trust, Bartlett, New Hampshire, Area “A”, Robert T. Holloran, Architect & Engineer, dated June 1, 1963, and recorded in said Registry of Deeds in Plan Book 6, Page 83.

Being the same premises described in the deed from Robert E. Bowers, Trustee of Attitash Investment Trust to Mt. Attitash Lift Corporation dated January 5, 1979 and recorded in said Registry of Deeds in Book 734, Page 110.

Parcel Twenty-Six

A certain tract or parcel of land situated in Bartlett, County of Carroll and State of New Hampshire, bounded and described as follows:

Beginning at the Southeast corner, on the right of way of the Maine Central Railroad, thence running North on the line of the wire fence o the bank to the bed of the Saco River, thence running West on said land now or formerly of Chandler to land of said Maine Central Railroad, thence running East on said bound of Maine Central Railroad to point of beginning.

The bound of said Saco River is determined by course of said River as it now is in this year 1930. A right-of-way to said property over Intervale Road leading from Riverside Drive also right-of-way over said Riverside Drive is hereby conveyed.

Being the same premises conveyed to Mt. Attitash Lift Corporation form George F. Bagley, Jr. and Anna Marie Bagley by deed dated July 18, 1979 and recorded in said Registry of Deeds in Book 752, Page 487.

Parcel Twenty-Seven

A certain piece or parcel of land situate in said Bartlett, Carroll County and State of New Hampshire, known as Lot 2, Property of Richard Garland, on Proposed 2 Lot Subdivision on the Survey of Thaddeus Thorne-Surveys, Inc., dated January 21, 1984, and bounded and described as follows:

Beginning at an iron pin, to be set, on the Northerly side of Route 302; thence North 9° 39’ West, Sixty-Three and Seven Tenths (63.7) Feet to the land of the Maine Central Railroad at an iron pin, to be set; thence South 88° 30’ East, along the course of the

Maine Central Railroad, Nine Hundred Five (905) Feet to an iron pin at the Northwest corner of land now or formerly of Russo; thence South 21° 50’ West, along said Russo land, One Hundred Ninety and Five Tenths (190.5) Feet to an iron pin; thence North 80° 21’ West along the Northerly side of Route 302, Eight Hundred Fifty-Four (854) Feet to the point of beginning.

Said Lot 2 is said to contain Two and Fifty-Eight Hundredths (2.58) Acres.

Being the same premises described in the deed from Richard Garland to Mt. Attitash Lift Corporation dated April 30, 1984 and recorded in said Registry of Deeds in Book 938, Page 127.

Parcel Twenty-Eight

A certain tract or parcel of land with the buildings thereon, situated in the Town of Bartlett, County of Carroll and State of New Hampshire and more particularly bounded and described as follows:

Beginning at a point on the Northerly side of the Maine Central Railroad, said bound of beginning being located one hundred thirty-two and three tenths (132.3) feet from the Southeast corner of the dwelling of the Grantor; thence, North 7° 18’ East along land of the Grantor a distance of three hundred seventy-eight and eight tenths (378.8) feet to a point on the top of a banking; thence North 62° 16’ West a distance of two hundred eleven (211) feet along other land of the Grantor to a point on the top of said banking; thence, the Northerly side of the State Highway (Route 302); thence, Easterly along the Northerly side of said highway; thence, along the Northerly side of said Maine Central Railroad to the bound of beginning.

Being the same premises described in the deed from Harry Rogers to Mt. Attitash Lift Corporation dated March 15, 1986 and recorded in said Registry of Deeds in Book 1081, Page 331.

Parcel Twenty-Nine

The land in Bartlett, Carroll County, New Hampshire, located on the southerly side of Route 302 and shown as Lot No. 27 on subdivision Plan, Land of Attitash Investment Trust, Bartlett, New Hampshire, Area “A”, Robert T. Holloran, Architect & Engineer, dated June 1,1963 and recorded in said Registry of Deeds in Plan Book 6, Page 83.

Being the same premises described in the deed from Thomas C. Franco and Irene S. Franco to Mt. Attitash Lift Corporation dated September 25, 1987 and recorded in said Registry of Deeds in Book 1262, Page 499.

Parcel Thirty

A certain piece or parcel of land, with any improvements thereon, located on the Southerly side of Route 302 in the Town of Bartlett, County of Carroll and State of New Hampshire and being more particularly bounded and described as follows:

Beginning at an iron pipe on the highway at line of Attitash Lift Corporation; thence, Southerly on line of said Attitash Lift, one hundred fifty-five (155) feet to an iron pipe; thence turning and running Westerly parallel to highway, one hundred thirty (130) feet to an iron pipe; thence turning and running Northerly parallel to first described line one hundred fifty-five (155) feet to an iron pipe on line of highway; thence turning and running Easterly along highway one hundred thirty (130) feet to an iron pipe at the point and place of beginning.

Also conveying the following right-of-way as conveyed by Lyman 0. Garland and Bertha Garland to John Boron by Quitclaim Deed dated April 8, 1970 and recorded in said Registry of Deeds in Book 472, Page 175.

Being the same premise described in the deed from Seemann, Inc. to Mt. Attitash Lift Corporation dated July 29, 1987 and recorded in said Registry of Deeds in Book 1263, Page 253.

Exhibit B
Leased Premises

Blake Leasehold Premises

Together with a lease from John Blake to L.B.O. Holding, Inc. executed on October 12, 2003, recorded in Book 2237, Page 822; as affected by the Assignment of Lease from John H. Blake, et al, Trustees of the John H. Blake Revocable Trust to John Blake dated November 5, 2004 and recorded in said Registry of Deeds in Book 2359, Page 550; and further described as follows:

Tract 1: Beginning on the Northerly edge of Route 302, the same being 10 feet West of a former building; thence running Easterly along said highway a distance of 113 feet to a point; thence turning and running Northerly and perpendicular to the said highway to land of Maine Central Railroad; thence turning and running Westerly along land of said Railroad to a point; thence turning and running Southerly and parallel to the second mentioned course, to the point of beginning.

Tract 2: Beginning at a point on the Northerly side of Route 302, the same being ten (10) feet westerly of a former building and being the Northwesterly corner of land now or formerly of Russo; thence Northerly along land now or formerly of Russo to land of Maine Central Railroad; thence Westerly along land of said Maine Central Railroad; thence Westerly along land of said Maine Central Railroad to land of Garland; thence Southerly along land of said Garland to Route 302; thence about 257 feet along said highway, Route 302, to the point of beginning.

Exhibit C

Easement Parcels

TOGETHER WITH the easement rights recreated in the following instruments:

Easement A-River Run

Snowmaking and recreational easements by and between Mt. Attitash Lift Corporation and River Run Condominium Association as contained in a Declaration of Covenants and Restrictions dated September 29, 1977, recorded in Book 682, Page 152, and a Restated Declaration of Easements, Covenants and Restrictions dated May 30, 1994, recorded in Book 1578, Page 17.

Easement B-Attitash Associates

Pedestrian, vehicular, parking, waterline, drainage and utility rights contained in a Declaration of Easements and Restrictive Covenants by and between Attitash Associates and Mt. Attitash Lift Corporation dated November 30, 1993, recorded in Book 1555, Page 97.

Easement C-Stony Brook Associates

Easement for trails and snowmaking on property of Mountainside-on-Attitash Association as reserved in deed of Mt. Attitash Lift Corporation to Stony Brook Associates dated October 10, 1984, recorded in Book 969, Page 79, and as affected by “Amendment No. 1 to Easement Agreement Dated December 24, 1985”, dated July 1, 1994, and recorded in Book 1582, Page 262.

Easement D-Whites Ledges Realty, Inc.

Easement for installation, operation, maintenance, repair and access for a golf course more fully described in the Easement Agreement by and between Whites Ledges Realty, Inc. and L.B.O. Holding, Inc. dated July 7, 2006 and recorded in said Registry of Deeds in Book 2546, Page 796.

Easement E-Bearfoot Creek, LLC

A. Easement for the Relocation and Extension of Abenaki Lift, more fully described in the Easement, Development and Operating Agreement by and between L.B.O. Holding, Inc. and Bearfoot Creek, LLC dated October 13, 2006 and recorded in Book 2603, Page 683.

B. Grading rights granted by the Grantee to the Grantor set forth in the deed from L.B.O. Holding, Inc. to Bearfoot Creek, LLC dated July 2, 2004 and recorded in said Registry of Deeds in Book 2315, Page 670.

Easement F

Water pipe rights reserved in the deed from Leon S. Rogers to Wayland Cook dated July 19, 1938 and recorded in said Registry of Deeds in Book 212, Page 42.

Easement G

Rights and Easements that benefit L.B.O. Holdings, Inc., its successors or assigns as set forth in the Declaration of Easements by and between L.B.O. Holding, Inc. and L.B.O. Hotel Co., dated June 28, 1996 and recorded in Book 1662, Page 427; as re-recorded in Book 1666, Page 739; as amended by the Amended and Re-Stated Declaration of Easements dated October 3, 1996 and recorded in said Registry of Deeds in Book 1674, Page 471.

Easement H

Rights and easements granted by Attitash Enterprises, Inc. and Cathedral Trail Development Corporation to Mt. Attitash Lift Corporation set forth in the deed dated December 19, 1980 and recorded in said Registry of Deeds in Book 808, Page 327.

EXHIBIT B

Permitted Exceptions

None other than those set forth in Schedule B of that certain Loan Policy of Title Insurance Policy No. 74107-433771 issued by Bigelow Title Company, LLC, as agent for Ticor Title.

B-1

EXHIBIT C

Project Budget

Mount Snow/Attitash
Capital Projects

	Mount
	Snow	Attitash

Carpet, paint, bathrooms base lodges	$2,000,000	$—	Projects not yet estimated
Rehab grand summit lift	1,500,000		Working with lift manufacturer to define project
Snowmaking/water		5,000,000	Working on project budget/approximately 300 snowguns/piping/pumping
Piping	1,600,000
Somerset pump/piping
Sump and intake	150,000
Building	150,000
Pumps	550,000
Install/electrical	100,000
Contingency	50,000

	1,000,000
Pumping North Face
Pumps	1,150,000
Building	200,000
Install/electrical	100,000
Contingency	50,000

	1,500,000
Power upfrade to distribution and feed line to base area	1,500,000
Extend primary to Somerset
30 pull boxes	60,000
70,000’ conductor	770,000
14,000’ conduit	168,000
14,000’ install w/bedding	350,000
2000 kva @Somerset installed	100,000
2x2500 kva @ North Face installed	200,000

	1,648,000
Snowguns
140 snow guns	2,700,000	First phase
Primary upgrades power	150,000
30,000’ cable	250,000
150 outlets	100,000
25 disconnects	50,000
Install/electrical	100,000
Install/erect guns	200,000

	3,550,000

Reclaim stream	1,000,000

Phase 2 160 snowguns	4,000,000

	15,798,000

Contingency	702,000

	$20,000,000	$5,000,000

E-1